UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TEGNA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 12, 2022

Dear Fellow Shareholders:

Howard D. Elias	David T. Lougee

Key Financial Highlights:

•  $3.0 billion record total company
revenue

•
$1.5 billion record subscription
revenue

•  $1.4 billion record advertising
and marketing services (“AMS”)
revenue

•  $948 million Adjusted EBITDA,
an odd (non-political) year record

•  40% year-over-year growth in
Premion, our over-the-top (OTT)
advertising platform

•  22.2% free cash flow as a
percentage of revenue for 2020-
2021

•  $3.3 billion in total debt and net
leverage of 3.24x at year-end

As we reflect on the past year, we could not be more proud of TEGNA’s talented and dedicated team which enabled us to achieve strong performance in 2021. We continued to execute well across the board, delivering solid financial results, and enhancing the value of our portfolio of leading broadcast stations and innovative digital brands. We also made good progress on our environmental, social, and governance efforts, including our commitment to fostering a diverse, equitable, and inclusive culture.

TEGNA’s 2021 performance reflects the Company’s continued operational excellence, the value of our local station brands, and the strength of our powerful advertising platforms – all of which are a result of our value-creation strategy. TEGNA achieved record full-year total company revenue as well as record subscription revenue and advertising and marketing services (AMS) revenue. We also met or exceeded guidance for all key financial metrics.

TEGNA journalists continued to be integral to the fabric of our communities and deliver trusted local news and media content across our wide audience base and multiple platforms. We fought misinformation and disinformation through the expansion of VERIFY into a standalone national brand, helping our audiences distinguish between true and false information. Through our acquisition of Locked On Podcast Network, we strategically expanded our local sports offerings in the rapidly growing podcast market and on YouTube.

We also made great strides in accelerating the pace of racial diversity and inclusion across our company. In 2021, TEGNA achieved double-digit growth in Black, Indigenous and People of Color (BIPOC) representation in content teams, content leadership, and company leadership during the year. We are tracking above the rate of change needed to achieve the quantifiable 2025 DE&I goals that we established in 2021. We also completed diversity and inclusion training and content audits across all 49 of our newsrooms as part of the Inclusive Journalism program we developed with The Poynter Institute.

As responsible stewards of our resources, we enhanced oversight, reporting, and accountability of our commitment to minimize our carbon footprint and preserve the environment. In 2021, we completed a comprehensive greenhouse gas (GHG) emissions inventory that included our scope 1 and 2 GHG emissions from our direct operations, as well as relevant indirect scope 3 GHG emissions across our value chain to inform our long-term environmental goals and action plans.

On February 22, 2022, we announced with Standard General L.P. (“Standard General”) that TEGNA, an affiliate of Standard General, and certain other parties have entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate. The transaction, which is expected to close in the second half of 2022, follows the Board’s thorough review of acquisition proposals received by the Company and an evaluation of this opportunity against TEGNA’s standalone prospects and other strategic alternatives. The transaction was unanimously approved by the TEGNA Board, which believes it maximizes value for TEGNA shareholders.

As a TEGNA shareholder, you will have the opportunity to vote on the transaction at a Special Meeting of Stockholders to be held on May 17, 2022.

We would like to express our sincere gratitude to our TEGNA colleagues for their demonstrated commitment over the last year to helping us achieve outstanding results and fulfilling our purpose to serve the greater good of our communities. We also want to take this opportunity to thank our shareholders for your support and continued interest in our company. We look forward to TEGNA building on its many successes in its next chapter.

Howard D. Elias Board Chair	Dave Lougee President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To Our Shareholders: The 2022 Annual Meeting of Shareholders of TEGNA Inc. will be held for the following purposes:	MEETING INFORMATION DATE: June 21, 2022 TIME: 9:00 a.m. ET LOCATION: Via a live webcast at: www.meetnow.global/ MVM6R56. There is no physical location for the Annual Meeting.
to consider and act upon a proposal to elect eleven director nominees to the Company’s Board of Directors to hold office until the Company’s 2023 Annual Meeting of Shareholders;
to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year;
to consider and act upon a Company proposal to approve, on an advisory basis, the compensation of our named executive officers;

to consider and act upon a shareholder proposal regarding the shareholder right to call a special meeting; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Your Board of Directors unanimously recommends that you vote FOR all eleven nominees listed on the enclosed proxy card or voting instruction form, FOR proposals 2 and 3, and AGAINST proposal 4.

We have enclosed the annual report, proxy statement (together with the notice of Annual Meeting), and proxy card or voting instruction form. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card or voting instruction form to vote by Internet, telephone, or by mail. We encourage shareholders to submit their proxies electronically – by telephone or by Internet – whenever possible.

The Board of Directors has set the close of business on May 3, 2022 as the record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Action of the Board of Directors,

Marc S. Sher

Vice President, Associate General Counsel and Secretary

Tysons, Virginia

May 12, 2022

Notice of Annual Meeting of Shareholders

Your Vote Is Important. Please vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting whether or not you currently plan to attend. You do not need to attend the meeting to vote if you vote your shares before the meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet. If you later decide to attend the meeting, your vote will revoke any proxy previously submitted. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares by ballot at the meeting unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting. Please review “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 76 of the Proxy Statement for information about attending and voting at the Annual Meeting.

Due to the potential public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, we will hold the Annual Meeting virtually online via a live webcast at meetnow.global/MVM6R56. To participate in the Annual Meeting, you must enter the 16 digit control number included in your proxy card or voting instruction form. Online access to the Annual Meeting will open approximately 15 minutes prior to the start of the Annual Meeting. You will not be able to attend the Annual Meeting in person at a physical location. For purposes of attendance at the Annual Meeting, all references in this proxy statement to “present” shall mean virtually present at the Annual Meeting.

INTERNET	TELEPHONE	MAIL	ONLINE

Access the website indicated on the enclosed proxy card or voting instruction form.	Call the number indicated on the enclosed proxy card or voting instruction form.	Sign, date and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided.	Attend the virtual meeting via live webcast at meetnow.global/MVM6R56 and vote by ballot online.

TEGNA INTENDS TO HOLD A SPECIAL MEETING OF SHAREHOLDERS ON MAY 17, 2022 TO APPROVE THE PREVIOUSLY ANNOUNCED AGREEMENT AND PLAN OF MERGER DATED FEBRUARY 22, 2022, AS AMENDED BY AMENDMENT NO. 1 ON MARCH 10, 2022 (AS MAY BE FURTHER AMENDED OR SUPPLEMENTED, THE “MERGER AGREEMENT”) BY AND AMONG TEGNA, TETON PARENT CORP., A NEWLY FORMED DELAWARE CORPORATION (“PARENT”), TETON MERGER CORP., A NEWLY FORMED DELAWARE CORPORATION AND AN INDIRECT WHOLLY OWNED SUBSIDIARY OF PARENT, AND SOLELY FOR PURPOSES OF CERTAIN PROVISIONS SPECIFIED THEREIN, OTHER SUBSIDIARIES OF PARENT, CERTAIN AFFILIATES OF STANDARD GENERAL L.P., A DELAWARE LIMITED PARTNERSHIP AND CMG MEDIA CORPORATION, A DELAWARE CORPORATION, AND CERTAIN OF ITS SUBSIDIARIES. NO ACTION WILL BE TAKEN AT THE ANNUAL MEETING WITH RESPECT TO, AND NO PROXY IS BEING SOLICITED HEREBY IN CONNECTION WITH, THE MERGER AGREEMENT OR ANY MATTERS RELATED THERETO.

This Notice of Annual Meeting and Proxy Statement is first being delivered to shareholders on or about May 12, 2022.

Proxy Statement Summary		i

PROPOSAL 1 – ELECTION OF DIRECTORS

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

1	Your Board of Directors

1	Board Leadership Structure

2	The TEGNA Nominees

8	Committees of the Board of Directors

10	Committee Charters

11	Corporate Governance

11	Shareholder Engagement

12	The Board’s Role in Risk Oversight

13	The Board’s Role in the Oversight of Cybersecurity and Data Privacy

14	The Board’s Role in Corporate Strategy

15	Board Oversight of Environment, Social and Governance Responsibilities

15	Board Oversight of Diversity, Equity and Inclusion

16	Corporate Social Responsibility

23	Annual Board Performance Evaluation

23	Ethics Policy

23	Related Transactions; Compensation Committee Interlocks and Insider Participation
24	Report of the Audit Committee

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

25	Ratification of Appointment of Independent Registered Public Accounting Firm

EXECUTIVE COMPENSATION

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

26	Compensation Discussion and Analysis

27	Executive Summary

31	Overview of Executive Compensation Program

31	How the Committee Determines NEO Compensation

50	Leadership Development and Compensation Committee Report

51	Summary Compensation Table

52	Grants of Plan-Based Awards

53	Outstanding Equity Awards at Fiscal Year-End

54	Option Exercises and Stock Vested

54	Pension Benefits

55	Non-Qualified Deferred Compensation

56	Other Potential Post-Employment Payments
63	CEO Pay Ratio

PROPOSAL 3 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Page

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

64	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

PROPOSAL 4 – Shareholder Proposal - Shareholder Right to Call a Special Shareholder Meeting

Page

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

65

DIRECTOR COMPENSATION		68

OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END		70

EQUITY COMPENSATION PLAN INFORMATION		71

SECURITIES BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS		72

INVESTMENT IN TEGNA STOCK BY DIRECTORS AND EXECUTIVE OFFICERS		74

COST OF SOLICITING PROXIES		75

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING		76

ADDITIONAL INFORMATION		82

TEGNA Inc.

2022 Proxy Statement Summary

This summary highlights information about TEGNA Inc. (“TEGNA” or the “Company”) and the upcoming 2022 annual meeting of shareholders (the “Annual Meeting”). Please review the complete Proxy Statement and TEGNA’s annual report for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) before you vote. The Proxy Statement and the 2021 Annual Report will first be mailed or released to shareholders on or about May 12, 2022.

ANNUAL MEETING OF SHAREHOLDERS

• Time and Date: • Record Date: • Admission:

9:00 a.m. ET on June 21, 2022

May 3, 2022

You are entitled to attend the Annual Meeting if you were a TEGNA shareholder as of the close of business on the record date. If you plan to attend the meeting, you must register in advance by following the procedures described in “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 76 and abide by the agenda and procedures for the Annual Meeting (which will be available on the virtual Annual Meeting site). If your shares are held by a broker, bank or other holder of record in “street name” (including shares held in certain TEGNA employee benefit plans), you must also provide proof of your ownership of the shares as of the record date in order to attend the meeting. See “Questions and Answers About the Proxy Materials and Annual Meeting – What must I do if I want to attend the Annual Meeting?” on page 77 of this Proxy Statement for additional information and instructions.

2022 PROXY STATEMENT |	i

2022 Proxy Statement Summary: Performance Highlights

Performance Highlights

TEGNA achieved record financial results in 2021, creating substantial value for shareholders, and is well positioned for growth into the future.

Highlights of our 2021 performance included:

Total revenues. Total company revenue was $3.0 billion, up two percent year-over-year and up 30% on a two-year basis.

Record AMS revenues. The company generated record advertising revenue of $1.4 billion, up 22 percent year-over-year.

Record subscription revenue growth. We achieved record subscription revenue of $1.5 billion, up 14 percent year-over-year (partially offset by subscriber declines and the interruption of service with DISH).

GAAP net income. Our GAAP net income was $477 million.

Adjusted EBITDA. Company Adjusted EBITDA totaled $948 million (representing net income attributable to TEGNA before net income attributable to redeemable noncontrolling interest, income taxes, interest expense, equity (loss), other non-operating items, special items, depreciation and amortization), a record for an odd-year, and was up 34 percent on a two-year basis.

Premion revenue growth. Premion achieved more than 40 percent growth in 2021 relative to 2020 despite the absence of political revenue and the ongoing weakness in the auto category due to supply chain issues.

Reconciliations of the following non-GAAP financial measures to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed March 1, 2022: adjusted EBITDA – page 35.

ii	| 2022 PROXY STATEMENT

2022 Proxy Statement Summary: Voting Matters and Board Recommendations

Voting Matters and Board Recommendations

Voting Matter		Voting Standard	Board Vote Recommendation	See Page

Proposal 1	Election of Directors	To be elected, a director nominee must receive more votes “for” than votes “against” with respect to the nominee.	FOR ALL NOMINEES	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the votes that could be cast by the shareholders present or represented by proxy.	FOR	25

Proposal 3	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority of the votes that could be cast by the shareholders present or represented by proxy.	FOR	64

Proposal 4	Shareholder Proposal – Shareholder Right to Call a Special Shareholder Meeting	Majority of the votes that could be cast by the shareholders present or represented by proxy.	AGAINST	65

2022 PROXY STATEMENT |	iii

2022 Proxy Statement Summary: Snapshot of 2022 Director Nominees

Snapshot of 2022 Director Nominees

Director Nominees

The Board of Directors has nominated the director candidates below. All director nominees have stated that they are willing to serve if elected. Personal information about each director nominee is available beginning on page 2 of this Proxy Statement.

Name & Principal Occupation	Age	Director Since	Diversity[1] Identifier	Status	Committee Memberships

Gina L. Bianchini Founder and CEO, Mighty Networks	49	2018	W	Independent	Nominating and Governance; Public Policy and Regulation

Howard D. Elias Chair of TEGNA; President, Services and Digital, Dell Technologies	64	2008	W	Independent	Executive (Chair); Leadership Development and Compensation

Stuart J. Epstein Chief Financial Officer, DAZN Group	59	2018	W	Independent	Audit (financial expert)

Lidia Fonseca EVP and Chief Digital and Technology Officer, Pfizer Inc.	53	2014	L	Independent	Audit; Leadership Development and Compensation

Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company	66	2020	W	Independent	Audit (financial expert); Nominating and Governance

David T. Lougee President and CEO, TEGNA Inc.	63	2017	W	Executive	Executive

Scott K. McCune Founder, MS&E Ventures; Former Vice President of Global Media and Integrated Marketing, The Coca-Cola Company	65	2008	W	Independent	Audit; Executive; Leadership Development and Compensation (Chair)

Henry W. McGee Senior Lecturer, Harvard Business School; Former President, HBO Home Entertainment	69	2015	B	Independent	Executive; Nominating and Governance (Chair); Public Policy and Regulation

Bruce P. Nolop Retired CFO, E*Trade Financial Corporation	71	2015	W	Independent	Audit (financial expert) (Chair); Executive

Neal Shapiro President and CEO, public television company WNET	64	2007	W	Independent	Nominating and Governance; Public Policy and Regulation

Melinda C. Witmer Founder, Foiye, Inc.; Former Executive Vice President, Chief Video & Content Officer; Time Warner Cable	60	2017	W	Independent	Leadership Development and Compensation; Public Policy and Regulation

[1]	B – Black or African American; L – Latino; W – White or Caucasian.

iv	| 2022 PROXY STATEMENT

2022 Proxy Statement Summary: Information About Directors

Information About Directors

Our Board members have a diverse set of qualifications, skills and experiences and also reflect diversity of age, tenure, gender and race/ethnicity. The Board regularly evaluates its composition to ensure that the skills and experience of the directors as a whole enhance the ability of the Board to provide independent oversight of management as they execute on strategic initiatives to create sustainable stockholder value.

Since 2017, the Company has undergone a Board refreshment process to ensure our directors’ expertise aligns with TEGNA’s strategic evolution. During this period, we added four independent directors with deep expertise in media, technology, social/digital, and capital markets and transactional experience, supplementing the existing skills and experience of our Board.

Gender Diversity	Racial & Ethnic Diversity

Age	Tenure

2022 PROXY STATEMENT |	v

2022 Proxy Statement Summary: Information About Directors

Director Skills Matrix

See the director nominee biographies beginning on Page 2 of this Proxy Statement for further detail. The absence of a “●” for a particular skill does not mean that the director does not possess that qualification, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

vi	| 2022 PROXY STATEMENT

2022 Proxy Statement Summary: Corporate Governance Highlights

Corporate Governance Highlights

Board and Governance Practices

▶ 11 of 12 directors are independent

▶ Board gender diversity – 5 female directors (42% of Board)

▶ All Standing Board Committees are fully independent: Audit, Leadership Development and Compensation, Nominating and Governance, Public Policy and Regulation

▶ Independent Board Chair enhances oversight of management

▶ All directors stand for election annually

▶  One-vote-per-share capital structure with all shareholders entitled to vote for director nominees

▶ Majority voting standard for uncontested director elections with a director resignation policy

▶ No shareholder rights plan (poison pill) in place

▶ Annual review by the Board of TEGNA’s major risks with certain oversight delegated to Board committees

▶ Clear CEO and executive officer succession plan

Board Refreshment and Evaluation

▶ Ongoing board refreshment process that has resulted in our Board adding 4 independent directors since 2017, the transition of the Board Chair role in 2018 and a low average tenure of our existing directors

▶  Robust director nominee selection process

▶  Annual board performance evaluation

Social Responsibility Practices

▶ Public Policy and Regulation Committee provides independent oversight of sustainability, environmental matters and social responsibility

▶ Enhanced reporting of environmental, social and governance (“ESG”) disclosures, including disclosure under the SASB Media and Entertainment framework

▶ Completed comprehensive greenhouse gas (GHG) emissions inventory that included scope 1 and 2 GHG emissions from our direct operations, as well as relevant indirect scope 3 GHG emissions across our value chain

▶ Focus on diversity and inclusion initiatives

▶ Each Board committee has separate areas of oversight regarding the Company’s approach to diversity

▶ We have established and continue to make progress against our multi-year goals to increase Black, Indigenous and People of Color representation in content teams, news leadership and management roles

Executive Compensation Practices

▶ A significant percentage of the compensation we provide to our NEOs is performance-based.

▶ Maximum annual bonus payouts and performance share payouts are capped at 200% of target.

▶ Compensation recoupment (“clawback”) policy covering restatements and misconduct applicable to all current and former executive officers

▶ Hedging and pledging of TEGNA securities by TEGNA employees and directors is prohibited

▶ All new change-in-control arrangements are “double trigger”

Shareholder Engagement

▶ TEGNA maintains a long-standing shareholder engagement program, involving year-round active dialogue and the participation of its independent directors; shareholder feedback is shared with the full Board

▶ In early 2021, the Company actively reached out to shareholders representing, in the aggregate, approximately 54% of our outstanding shares in order to understand their viewpoints concerning a variety of topics

▶ Several changes implemented in response to feedback gathered during shareholder engagement in recent years, including adoption of proxy access, changes to executive compensation program and enhancements to ESG reporting

Director Engagement

▶ 16 full Board meetings in 2021; overall attendance at all of the meetings of the Board and Board committees was 98.7%

▶ Frequent meetings of non-management directors in executive session without any TEGNA officer present

▶ Directors prohibited from serving on more than 3 other public company boards

2022 PROXY STATEMENT |	vii

Proposal 1—Election of Directors

(Proposal 1 on the proxy card)

Your Board of Directors

The Board of Directors is currently composed of twelve directors, including the eleven directors nominated for reelection and Susan Ness, who is not standing for reelection at the 2022 Annual Meeting because she has reached the Company’s mandatory retirement age for non-management directors. The Board of Directors held sixteen meetings during 2021. Each director attended at least 92% of the meetings of the Board and its committees on which he or she served that were held during the period for which he or she served as a director or committee member, as applicable, during 2021. All directors then serving on the Board virtually attended the 2021 Annual Meeting in accordance with the Company’s policy that all directors attend the Annual Meeting

Nominees elected to our Board at the 2022 Annual Meeting will serve one-year terms expiring at the Company’s 2023 Annual Meeting of Shareholders. The Board, upon the recommendation of its Nominating and Governance Committee, has nominated the following individuals: Gina L. Bianchini, Howard D. Elias, Stuart J. Epstein, Lidia Fonseca, Karen H. Grimes, David T. Lougee, Scott K. McCune, Henry W. McGee, Bruce P. Nolop, Neal Shapiro and Melinda C. Witmer. The Board believes that each of the nominees will be available and able to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve on the Board, if elected. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

Under the Company’s By-laws, the 2022 director nominees will be elected by the vote of a majority of the votes cast with respect to the director at the meeting. If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Nominating and Governance Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Board Leadership Structure

Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning and whether the structure continues to be in the best interest of our shareholders. Our Board has determined that having an independent director serve as the Chair of the Board is currently the best leadership structure for the Company. Separating the positions of Chair and CEO allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance and permits improved communications between the Board, the CEO and other senior leaders of the Company.

The duties of the Chair of the Board include:

•	presiding over all meetings of the Board and all executive sessions of non-management directors;

•

serving as liaison on Board-wide issues between the CEO and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the CEO at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the CEO, reviewing and approving Board meeting schedules, agendas and materials;

•	calling meetings of the non-management directors, if desired; and

•	being available when appropriate for consultation and direct communication if requested by shareholders.

2022 PROXY STATEMENT	|	1

Proposal 1—Election of Directors: Information about the TEGNA Nominees

The TEGNA Nominees

The following director nominees are currently serving on the Board and have been nominated by the Board on the unanimous recommendation of the Nominating and Governance Committee to stand for re-election at the Company’s 2022 Annual Meeting for a one-year term. The principal occupation and business experience of each TEGNA nominee, including the reasons the Board believes each of them should be re-elected to serve another term on the Board, are described below.

The Board of Directors recommends that shareholders “FOR” each of the TEGNA nominees by following the voting instructions contained on the enclosed proxy card.

Gina L. Bianchini Founder and CEO, Mighty Networks Age: 49 Director since: 2018	TEGNA Committees: • Nominating and Governance • Public Policy and Regulation Other Public Company Directorships: • Empower Limited

Professional Experience:

Ms. Bianchini is Founder and Chief Executive Officer of Mighty Networks, a position she has held since September 2010. She served as Chief Executive Officer of Ning, Inc. from 2004 to March 2010 and Co-founder and President of Harmonic Networks from March 2000 to July 2003. Ms. Bianchini also served as a director of Scripps Networks Interactive, Inc. through 2018.

Qualifications and Strategy-Related Experience:

•	Expertise, vision and creativity in the rapidly evolving world of digital media
•	Deep knowledge of social media and community building technology platforms
•	Experience with oversight of acquisitions, equity investments, and investor relations
•	Significant digital and start-up experience

2	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Howard D. Elias Chair of TEGNA; Chief Customer Officer and President, Services and Digital, Dell Technologies Age: 64 Director since: 2008	TEGNA Committees: • Executive (Chair) • Leadership Development and Compensation

Professional Experience:

Mr. Elias was named the Chair of TEGNA in April 2018 and is President, Services and Digital, of Dell Technologies, a position he has held since September 2016. Prior to that, he served as President and Chief Operating Officer, EMC Global Enterprise Services from January 2013 to September 2016 and was President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services from September 2009 to January 2013. From October 2015 through September 2016, Mr. Elias was also responsible for leading the development of EMC Corporation’s integration plans in connection with its transaction with Dell Inc. Previously, Mr. Elias served as President, EMC Global Services and Resource Management Software Group; Executive Vice President, EMC Corporation from September 2007 to September 2009; and Executive Vice President, Global Marketing and Corporate Development, at EMC Corporation from October 2003 to September 2007.

Qualifications and Strategy-Related Experience:

•	Extensive operational, managerial, and leadership experience in cloud computing, supply chain management, marketing, corporate development and global customer support
•	Experience overseeing M&A, new business development and incubation, and integration of acquisitions
•	Comprehensive global business and management experience in information technology

Stuart J. Epstein Chief Financial Officer, DAZN Group Age: 59 Director since: 2018	TEGNA Committees: • Audit

Professional Experience:

Mr. Epstein is Chief Financial Officer of DAZN Group, a position he has held since September 2018. Previously, he was Senior Advisor, Evolution Media, from October 2017 to January 2018. He served as Co-Managing Partner of Evolution Media from September 2015 to September 2017 and Executive Vice President and Chief Financial Officer of NBCUniversal from September 2011 to April 2014. Prior to that, Mr. Epstein held various senior positions during his 23 years at Morgan Stanley, including Managing Director and Global Head of the Media & Communications Group within the investment banking division.

Qualifications and Strategy-Related Experience:

•	Extensive knowledge of media, technology and capital markets
•	Deep transactional experience with complex deals involving a range of constituencies
•	Experience in overseeing local broadcast television stations
•	Significant expertise in overseeing strategic business initiatives

2022 PROXY STATEMENT	|	3

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Lidia Fonseca EVP and Chief Digital and Technology Officer, Pfizer Inc. Age: 53 Director since: 2014	TEGNA Committees: • Audit • Leadership Development and Compensation

Professional Experience:

Ms. Fonseca is Executive Vice President and Chief Digital and Technology Officer of Pfizer Inc., a position she has held since January 2019. Prior to that she served as Chief Information Officer and Senior Vice President of Quest Diagnostics from April 2014 to December 2018. Previously, Ms. Fonseca served as Chief Information Officer and Senior Vice President of Laboratory Corporation of America (LabCorp) from 2008 to 2013. She was named a Healthcare Transformer by Medical, Marketing & Media in 2019 and in 2017 she received the Forbes CIO Innovation Award recognizing CIOs who lead revenue enhancing innovation efforts.

Qualifications and Strategy-Related Experience:

•	Significant expertise in overseeing strategic transformations
•	Experience leading information technology operations
•	Deep knowledge of data analytics, automation, supply chain management and information technology
•	Experience developing and implementing digital strategies across organizations

Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company Age: 66 Director since: 2020	TEGNA Committees: • Audit • Nominating and Governance Other Public Company Directorships: • Corteva • Toll Brothers, Inc.

Professional Experience:

Ms. Grimes held the position of Senior Managing Director, Partner, and Equity Portfolio Manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of Director of Research and Equity Analyst at Wilmington Trust Company, a financial investment and banking services firm, from 1988 to 1995. Before that, Ms. Grimes was a Portfolio Manager and Equity Analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes is a member of the Financial Analysts Society of Philadelphia and holds the Chartered Financial Analyst designation.

Qualifications and Strategy-Related Experience:

•	Financial acumen, investment expertise and a returns-focused mindset, including in media and advertising
•	Extensive executive-level experience and leadership abilities
•	Deep understanding of financial accounting and internal financial controls
•	Significant risk management experience
•	Provides a valuable investor-oriented perspective

4	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

David T. Lougee President and CEO,TEGNA Inc. Age: 63 Director since: 2017	TEGNA Committees: • Executive

Professional Experience:

Mr. Lougee became President and Chief Executive Officer and a director of TEGNA in June 2017. He previously served as the President of TEGNA Media from July 2007 to May 2017. Prior to joining TEGNA, he served as Executive Vice President, Media Operations for Belo Corp. from 2005 to 2007. Mr. Lougee also serves as a director of Broadcast Music, Inc. and the Broadcasters Foundation of America. Mr. Lougee previously served as chairman of the NBC Affiliates Board. He also is the former joint board chairman of the National Association of Broadcasters (NAB) and past chair of the Television Bureau of Advertising (TVB) Board of Directors.

Qualifications and Strategy-Related Experience:

•	Extensive expertise in management and operations
•	Experience in oversight of strategic acquisitions
•	Deep and intimate knowledge of the media industry
•	25 years of experience in a variety of senior leadership roles

Scott K. McCune Founder, MS&E Ventures; Former VP, Global Media and Integrated Marketing, The Coca Cola Company Age: 65 Director since: 2008	TEGNA Committees: • Audit • Executive • Leadership Development and Compensation (Chair)

Professional Experience:

Mr. McCune is the Founder of MS&E Ventures, a firm focused on creating new business value for brands through media, sports and entertainment. Prior to his retirement in March 2014, Mr. McCune spent 20 years at The Coca-Cola Company serving in a variety of roles, including Vice President, Global Partnerships & Experiential Marketing from 2011-2014, Vice President Global Media and Integrated Marketing from 2005-2011, and Vice President, Global Media, Sports & Entertainment Marketing and Licensing from 1994-2004. He also spent 10 years at Anheuser-Busch Inc. where he held a variety of positions in marketing and media. Mr. McCune also serves as a director of First Tee of Atlanta and the College Football Hall of Fame.

Qualifications and Strategy-Related Experience:

•	Significant experience as a marketing executive, with an outstanding record of creating value, developing people and building organizational capabilities
•	Deep knowledge of multiple aspects of marketing, including integrated marketing media, advertising, digital, licensing, sports & entertainment and experiential
•	Experience building global brands, leading and inspiring diverse organizations, planning and executing complex operations innovating new approaches to business, driving productivity and managing P&L

2022 PROXY STATEMENT	|	5

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Henry W. McGee Senior Lecturer, Harvard Business School Age: 69 Director since: 2015	TEGNA Committees: • Executive • Nominating and Governance (Chair) • Public Policy and Regulation Other Public Company Directorships: • AmerisourceBergen Corporation

Professional Experience:

Mr. McGee has been a Senior Lecturer at Harvard Business School since July 2013. Previously, he served as a consultant to HBO Home Entertainment from April 2013 to August 2013 after serving as President of HBO Home Entertainment from 1995 until his retirement in March 2013. Mr. McGee held the position of Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO. Mr. McGee also serves as a director of the Pew Research Center and The Black Filmmaker Foundation. He is also a former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. He was recognized by Savoy Magazine in 2016 and 2017 as one of the Most Influential Black Corporate Directors and in 2018 the National Association of Corporate Directors named Mr. McGee to the Directorship 100 as one of the country’s most influential boardroom members.

Qualifications and Strategy-Related Experience:

•	Significant business, leadership and management experience in media industry
•	Expertise in new business planning, operations, marketing and wholesale distribution
•	Deep understanding of the use of technology in and all aspects of wholesale distribution and international market
•	Extensive knowledge of leadership, corporate governance and corporate accountability

Bruce P. Nolop Retired CFO, E*Trade Financial Corporation Age: 71 Director since: 2015	TEGNA Committees: • Audit (Chair) • Executive Other Public Company Directorships: • Marsh & McLennan Companies, Inc.

Professional Experience:

Mr. Nolop retired in 2011 from E*Trade Financial Corporation, where he served as Executive Vice President and Chief Financial Officer from September 2008 through 2010. Mr. Nolop was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008 and Managing Director of Wasserstein Perella & Co. from 1993 to 2000. Previously, he held positions with Goldman, Sachs & Co., Kimberly-Clark Corporation and Morgan Stanley & Co. Mr. Nolop also served as a director of On Deck Capital, Inc. through October 2020.

Qualifications and Strategy-Related Experience:

•	Experience in financial, marketing and shared services operations, expense management, and recapitalizations
•	Deep understanding of financial accounting, corporate finance, and internal financial controls
•	Experience in strategic transactions and restructurings

6	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Neal Shapiro President and CEO, The WNET Group Age: 64 Director since: 2007	TEGNA Committees: • Nominating and Governance • Public Policy and Regulation

Professional Experience:

Mr. Shapiro is President and CEO of the public television company WNET which operates three public television stations in the largest market in the country: Thirteen/WNET, WLIW and NJTV. He is an award-winning producer and media executive with a 35-year career spanning print, broadcast, cable and online media. Before joining WNET in February 2007, Mr. Shapiro served in various executive capacities with the National Broadcasting Company beginning in 1993 and was president of NBC News from May 2001 to September 2005. During his career, Mr. Shapiro has won numerous journalism awards, including 32 Emmys, 31 Edward R. Murrow Awards and 3 Columbia DuPont awards. He also serves on the Board of Trustees at Tufts University. Mr. Shapiro also serves as a director of the Institute for Non-profit News.

Qualifications and Strategy-Related Experience:

•	Strong broadcast industry experience
•	Expertise in overseeing operations and strategy of news networks
•	Expertise in news production and reporting, journalism and First Amendment issues
•	Deep experience in programming and content sharing

Melinda C. Witmer Founder and CEO, Foiye, Inc.; Former Executive Vice President, Chief Video & Content Officer, Time Warner Cable Age: 60 Director since: 2017	TEGNA Committees: • Leadership Development and Compensation • Public Policy and Regulation

Experience:

Ms. Witmer is the Founder of LookLeft Media, a startup company focused on the development of new real estate technology and media products, a position she has held since March 2018. Prior to starting LookLeft Media, Ms. Witmer was Executive Vice President, Chief Video & Content Officer of Time Warner Cable, a position she held from January 2012 until May 2016 when Time Warner Cable was acquired by Charter Communications. Prior to that, she served as Time Warner Cable’s Executive Vice President and Chief Programming Officer from January 2007, after holding multiple senior roles with Time Warner Cable beginning in 2001. Prior to joining Time Warner Cable, Ms. Witmer was Vice President and Senior Counsel at Home Box Office, Inc.

Qualifications and Strategy-Related Experience:

•	Significant experience in the industry including media operations, telecommunications programming and content
•	Expert in the negotiation of content distribution agreements, including retransmission consent agreements with local broadcaster groups
•	Deep understanding of the changing media landscape
•	Experience in capitalizing on market opportunities, new technologies and emerging platforms in the media space, including innovative consumer experiences

2022 PROXY STATEMENT	|	7

Proposal 1—Election of Directors: Committees of the Board of Directors

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and its four standing committees: the Audit Committee, Leadership Development and Compensation Committee, Nominating and Governance Committee and Public Policy and Regulation Committee. The Board also has an Executive Committee (not shown on the chart below) made up of the Board Chair, the CEO and each of the Board committee chairs, that may exercise the authority of the Board between meetings, as required. The chart below shows the current membership and chairperson of each of the standing Board committees and the number of committee meetings held during 2021. Each member of the Audit, Leadership Development and Compensation, Nominating and Governance, and Public Policy and Regulation Committee meets the applicable independence requirements of the SEC and NYSE for service on the Board and each committee on which she or he serves.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s independent registered public accounting firm’s qualification, performance and independence on an annual basis.

The Audit Committee also provides oversight of the Company’s internal audit function and oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns. In addition, the Committee monitors the Company’s finance- and investment-related diversity and inclusion efforts, including the Company’s investment, procurement and purchasing involving minority-owned businesses.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules.

The Board has determined that each of Bruce P. Nolop, Stuart J. Epstein and Karen H. Grimes is an audit committee financial expert, as that term is defined under SEC rules, and is independent, as defined in the NYSE listing rules.

Executive Committee

The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law. In 2021, the full board was able to review all items requiring Board oversight or approval and did not require the Executive Committee to act in its stead.

8	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Committees of the Board of Directors

Leadership Development and Compensation Committee

As further described in the “Compensation Discussion and Analysis” (CD&A) section of this Proxy Statement, the Leadership Development and Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s executives and has overall responsibility for the Company’s compensation plans, principles and programs. The Committee also monitors the Company’s human resources practices, including its performance in diversity, inclusion and equal employment opportunity, and supports the Company’s commitment to diversity and inclusion and the continuation of the Company’s successful efforts to gain and maintain diversity among its employees and management.

Under its charter, the Committee may, in its sole discretion, engage, retain and compensate any compensation consultant, independent legal counsel or other adviser it deems necessary. In selecting a consultant, counsel or adviser, the Committee evaluates its independence by considering the independence factors set forth in applicable SEC and NYSE rules and any other factors the Committee deems relevant to the adviser’s independence from management.

The Committee retains Meridian Compensation Partners, LLC (Meridian) as its consultant to advise it on executive compensation matters. The Committee has determined that Meridian is an independent compensation consultant based on a review of the independence factors reviewed by the Committee.

Meridian participates in Committee meetings as requested by the chair of the Committee and communicates directly with the chair and other members of the Committee outside of meetings. Meridian specifically has provided the following services to the Committee:

•	Consulted on various compensation plans, policies and practices;

•	Participated in Committee executive sessions without management present;

•	Assisted in analyzing executive compensation practices and trends and other compensation-related matters;

•	Consulted with management and the Committee regarding market data used as a reference for pay decisions;

•	Consulted on the structure of the equity award program; and

•	Reviewed the CD&A and other compensation related disclosures contained in this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee regularly monitors the composition of the Board to ensure that it has the necessary mix of skills and experience to support the Company’s strategic focus, including diversity of thought, age, experience and racial, ethnic, and gender diversity. The Committee is charged with identifying individuals qualified to become Board members, recommending to the Board candidates for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors and takes a leadership role with respect to the Company’s corporate governance practices.

The Nominating and Governance Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the Committee considers whether director candidates have relevant experience and skills to assure that the Board has the necessary breadth and depth to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity, in terms of gender, age, race, ethnicity and other self-identified diversity attributes of the communities the Company serves, and to support that goal through appropriate board-level self-assessment, nomination and recruitment processes. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

The Nominating and Governance Committee periodically retains search firms to assist in the identification of potential director nominee candidates based on criteria specified by the Committee and in evaluating and pursuing individual candidates at the direction of the Committee. The Committee will also consider timely written suggestions from shareholders. Shareholders wishing to suggest a candidate for director nomination for the 2023 Annual Meeting should mail their suggestions to TEGNA

2022 PROXY STATEMENT	|	9

Proposal 1—Election of Directors: Committee Charters

Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Suggestions must be received by the Secretary of the Company no earlier than February 21, 2023 and no later than March 13, 2023. The manner in which the Committee evaluates director nominee candidates suggested by shareholders will be consistent with the manner in which the Committee evaluates candidates recommended by other sources.

The By-laws of the Company establish a mandatory retirement age of 73 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the CEO of the Company. The Company’s Principles of Corporate Governance also provide that a director who retires from, or has a material change in responsibility or position with, the primary entity by which that director was employed at the time of his or her election to the Board of Directors shall offer to submit a letter of resignation to the Nominating and Governance Committee for its consideration. The Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.

Public Policy and Regulation Committee

The Public Policy and Regulation Committee assists the Board in its oversight of risks relating to legal, regulatory, compliance, public policy and corporate social responsibility matters that may impact the Company’s operations, performance or reputation. The Committee’s duties and responsibilities include reviewing and providing guidance to the Board about legal, regulatory and compliance matters concerning media, antitrust and data privacy and monitoring legislative and regulatory trends and public policy developments that may affect the Company’s operations, strategy, performance or reputation. The Public Policy and Regulation Committee also is responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate. In addition, the Committee monitors the Company’s policies and programs relating to corporate social responsibility, sustainability, and ESG-related matters within its purview, and periodically discusses with management the Company’s initiatives for promoting racial and ethnic diversity in its news and other content.

Committee Charters

The written charters governing the Audit Committee, the Leadership Development and Compensation Committee, the Nominating and Governance Committee and the Public Policy and Regulation Committee, as well as the Company’s Principles of Corporate Governance, are posted on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of any of these documents without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary.

10	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Governance

Corporate Governance

The Board and the Company have instituted strong corporate governance practices to ensure that the Company operates in ways that support the long-term interests of our shareholders. Important corporate governance practices of the Company include the following:

✓  All of our directors are elected annually.

✓  Ten of the eleven TEGNA nominees are independent.

✓  We have a robust shareholder engagement program pursuant to which our independent directors and senior management regularly engage with investors.

✓  We have an independent Board chair.

✓  We maintain an ongoing board refreshment process, which has resulted in our adding four independent directors since 2017 and the transition of the Board chair role during 2018.

✓  Our directors and senior executives are subject to stock ownership guidelines.

✓  We do not have a shareholder rights plan (poison pill) in place.

✓  We have a majority vote standard for uncontested director elections and a director resignation policy.

✓  Our Board has adopted a proxy access by-law provision.

✓  Mergers and other business combinations involving the Company generally may be approved by a simple majority vote.

Additional information regarding the Company’s corporate governance practices is included in the Company’s Principles of Corporate Governance posted on the Corporate Governance page under the “Investors” menu of the Company’s website at www.tegna.com. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of the Company’s compensation-related governance practices.

Shareholder Engagement

The Company is committed to acting in the best interests of its shareholders, and views ongoing dialogue with shareholders as a critical component of the Company’s corporate governance program. Typically, members of management and the Board actively engage with the Company’s shareholders through in person and telephonic meetings throughout the year in order to fully understand their viewpoints concerning the Company, to garner feedback on areas for improvement, and to help our shareholders better understand our performance and long-term strategic plan. During 2021, this engagement took place primarily through telephonic meetings. Company management provides the Board with regular updates regarding its shareholder outreach efforts as well as feedback received from shareholders, which helps to influence our policies and practices. We believe our regular engagement with shareholders fosters an open exchange of ideas and perspectives for both the Company and its shareholders.

During 2021, the Company conducted extensive engagement with investors leading up to its 2021 Annual Meeting. Prior to the 2021 Annual Meeting, we contacted each of the Company’s top 50 shareholders, with the Board of Directors and management engaging with shareholders representing approximately 54% of the Company’s outstanding shares, as well as with proxy advisors ISS and Glass Lewis.

Our shareholder engagement efforts have allowed our Board of Directors and management to continue to strengthen our relationships with our shareholders and to ensure that we are able to understand their viewpoints and address any concerns regarding a variety of topics, including the following:

•	The Company’s strategic direction, including our growth, diversification and capital allocation strategies, as well as our progress in paying down debt;

•	The Company’s continuing response to COVID-19, including our efforts to keep our employees safe and to provide timely and accurate information to our audiences;

•	The Company’s diversity and inclusion efforts and human capital management strategy;

2022 PROXY STATEMENT	|	11

Proposal 1—Election of Directors: The Board’s Role in Risk Oversight

•	The media environment and the Company’s M&A strategy;

•	The Company’s position and opportunities to capitalize on the changing media landscape;

•	The Company’s sustainability and corporate social responsibility programs and disclosures;

•	The Company’s executive compensation programs and policies, during which investors indicated support for our overall compensation program; and

•	The Company’s corporate governance profile.

In response to shareholder feedback, (1) we have adopted the Sustainability Accounting Standards Board (SASB) disclosure framework for the Media & Entertainment industry, (2) we have established quantifiable 2025 DE&I goals, and (3) the Leadership Development and Compensation Committee has developed and disclosed the performance scorecard assessment it used to determine the CEO’s annual bonus.

For those who are unable to attend any of our investor meetings, transcripts of all management presentations are available on our website at www.tegna.com. Any shareholder who has an inquiry or meeting request is invited to contact Julie Heskett, Senior Vice President, Financial Planning and Business Operations, at (703) 873-6747.

The Board’s Role in Risk Oversight

The Board is primarily responsible for overseeing the Company’s approach to major risks and the Company’s risk management function in the context of the Company’s strategic plan and operations. In addition, the Company has implemented an enterprise risk management (ERM) program to enhance the Board’s and management’s ability to identify, assess, manage and respond to enterprise-wide strategic, market, operational and compliance risks facing the Company.

Company management has day-to-day responsibility for (1) identifying risks and assessing them in relation to Company strategies and objectives, (2) implementing suitable risk mitigation plans, processes and controls, and (3) appropriately managing risks in a manner that serves the best interests of the Company, its shareholders and other stakeholders. Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Senior management and other employees also report to the Board and its committees from time to time on risk-related issues. As part of our ERM program, our Board communicates to management its expectations for evaluating Company strategy and the risks inherent in that strategy, while management provides the Board with the information necessary to evaluate risk. Our ERM program is updated on a regular basis in order to identify potential risk exposures.

12	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: The Board’s Role in the Oversight of Cybersecurity and Data Privacy

Further, each committee of the Board also considers risk within its area of responsibility, with committee chairs reporting regularly to the entire Board on their committees’ efforts and findings, as noted in the following:

Responsibilities
Full Board

Primary responsibility for overseeing the Company’s risk management function and reviewing the steps management has taken to monitor and control the Company’s significant business risks, including potential financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational exposures.

Audit Committee

Reviews and discusses with management the guidelines and policies developed and implemented by management to assess and manage the Company’s exposure to risk. Also reviews financial, accounting and audit risks, including risks relating to accounting and financial controls, and oversees the Company’s ERM program generally.

Leadership Development and Compensation Committee

Oversees and evaluates risks associated with the compensation and development of the Company’s executives and succession planning, including review of the Company’s compensation plans, policies and programs to confirm they are not structured to encourage unnecessary risk taking by executives.

Nominating and Governance Committee	Oversees and monitors the Company’s risks related to Board structure and composition, and corporate governance.
Public Policy and Regulation Committee

Oversees the Company’s risk exposure associated with media, antitrust and data privacy laws, rules and regulations, compliance with the Company’s ethics policy and public policy and corporate social responsibility, sustainability and “ESG”-related matters, in coordination with the other Committees of the Board.

With respect to risks relating to compensation matters, the Leadership Development and Compensation Committee, with the assistance of its independent compensation consultant, has reviewed the Company’s executive compensation program and has concluded that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in the Oversight of Cybersecurity and Data Privacy

Protecting the Company’s systems and our data from cyberattacks and unintentional or malicious breaches is a priority for the Company’s leadership and the Board. The Board provides oversight and receives regular updates and reports about the Company’s cybersecurity programs and policies. IT leaders also provide quarterly and annual cybersecurity updates to the Board.

Cybersecurity Highlights:

•	The Company uses the NIST Cybersecurity Framework and has clearly defined policies and standards for all employees and technical systems.

•

Following the NIST Cybersecurity Framework, the Company utilizes policies, software, training programs and hardware solutions to protect and monitor our environment, including multifactor authentication on all critical systems, firewalls, intrusion and detection and prevention systems, vulnerability and penetration testing and identity management systems.

•	The Company has an extensive patching and software update program, and performance metrics are reported to our Board on a regular basis.

•	We conduct annual security awareness training for all employees, and regularly conduct internal email phishing tests to validate training.

•	The Company has documented and tested incident response plans, which are updated annually and verified by an outside law firm specializing in cybersecurity.

2022 PROXY STATEMENT	|	13

Proposal 1—Election of Directors: The Board’s Role in Corporate Strategy

•	We undertake an annual business impact analysis to review our technology infrastructure, partners and process dependencies and to prioritize the recovery planning governance.

•

We review our vendors’ cybersecurity practices before we enter into business transactions with them, and we seek to contractually obligate vendors to operate their environments in accordance with strict cybersecurity standards. We also develop contingency plans to ensure business continuity if our vendors are subject to a cyberattack that impacts our use of their systems.

The Board, through its Public Policy and Regulation Committee (the “PPRC”), also oversees the Company’s efforts to comply with data privacy laws and regulations. Our Chief Privacy Officer works closely with our information technology security team and our management to address privacy issues when they arise. The PPRC reviews TEGNA’s privacy policy with the Chief Privacy Officer on at least an annual basis to ensure our standards reflect applicable legal requirements and our current data practices. Our Chief Privacy Officer also provides regular reports to the PPRC regarding developments in the privacy law landscape.

Data Privacy Highlights:

•

The Company’s employee data, including human resources and payroll data, is generally maintained by outside vendors under long-term contracts. These vendors’ data security programs are vetted by Company IT personnel, and contracts include requirements regarding the protection of our data, including reasonable assurances that data is encrypted while at rest. The Company also requires access to annual SOC-1 and/or SOC-2 compliance reports whenever available.

•

All of the Company’s digital properties have a privacy policy that discloses how we collect, maintain and use consumer information and describes the ways in which our audience can limit and/or opt out of our collection and use of their data. The Company has taken measures to comply with the California Consumer Privacy Act, most notably by integrating the OneTrust preference center into our television station websites and digital apps to facilitate users’ ability to opt-out of the sale of personal information in connection with ad targeting.

•

The Company strives to comply with the Payment Card Industry Data Security Standards (PCI DSS). In its efforts, the Company uses a third-party vendor to process all credit card transactions with our advertising customers. As a result, the Company does not intentionally collect its customers’ payment card data, helping us to limit the risk of exposing such data in the event of a security incident.

The Board’s Role in Corporate Strategy

The Board of Directors is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. Strategic business issues, including developments in our industry and industry positioning, opportunities for growth, multiyear strategic plans, investments and capital allocation, including M&A-related decisions, are discussed as a matter of regular course at our Board meetings. The Board also discusses corporate strategy throughout the year with management, both formally and informally, and during executive sessions of the Board, as appropriate.

The Board discusses the Company’s performance and results relative to our operating plan and expectations periodically throughout the year. At regular Board meetings, senior Company management makes presentations to the Board to facilitate a further in-depth and comprehensive discussion and review of the Company’s strategic and operational plans, initiatives and goals over the long, medium and short-term, as well as paths, options and alternatives to achieving such goals.

Board and committee-level discussions are also regularly infused with strategic and business themes. For example, the Public Policy and Regulation Committee regularly discusses the potential impact of regulatory developments on the Company’s strategy and operations and the Leadership Development and Compensation Committee seeks to ensure that the Company’s human capital management policies and programs are designed to maximize the Company’s ability to recruit, develop and retain the talent necessary to support its strategic and operational priorities.

14	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Board Oversight of Environment, Social and Governance Responsibilities

Board Oversight of Environment, Social and Governance Responsibilities

The Board has oversight of the Company’s Environment, Social and Governance (ESG) initiatives and practices. In particular, the PPRC monitors, in coordination with the Board and other Board committees regarding matters within their purview, the Company’s policies and programs relating to ESG matters, including:

•

TEGNA’s strategy and initiatives to serve the greater good of our local communities while strengthening our business and protecting and enhancing TEGNA’s long-term value to our employees, shareholders and communities; and

•	TEGNA’s policies and commitment to managing our environmental impact responsibly and sustainably and educating the public on these issues through our journalism.

As a result of the Board’s ongoing oversight of TEGNA’s ESG strategy and outreach to our shareholders, we have made several enhancements to our ESG disclosures, including:

•

Renaming our former Social Responsibility Highlights Report as the 2021 ESG Report to emphasize the three distinct pillars of our corporate social responsibility program: environment, social and governance;

•

Adding a separate Diversity, Equity and Inclusion (DE&I) section that further enhances discussion of diversity and leadership initiatives and the progress made ahead of schedule on each of our 2025 DE&I goals;

•	Enhancing the Environment section to describe how TEGNA is intensifying our focus on being responsible stewards of our resources; and

•

For the second consecutive year, aligning our reporting with the Sustainability Accounting Standards Board (SASB) guidelines for the Media & Entertainment industry, in response to investor feedback. We believe we are making meaningful progress within the SASB material topics and have included them in our 2021 ESG Report and on the Social Responsibility section of our website, which can be found at www.tegna.com/social-responsibility.

Oversight of Diversity, Equity and Inclusion

The Board and management are committed to ensuring our company reflects the diversity of the communities we serve. In 2021, we made notable progress on the five pillars we implemented in 2020 to support our 2025 DE&I goals to increase Black, Indigenous and People of Color (BIPOC) representation on our content teams, content leadership and company leadership.

To strengthen accountability in diversity in the governance of the Company, the Board has adopted specific areas of oversight for each Board committee regarding how TEGNA approaches diversity:

•

The Leadership Development & Compensation Committee is responsible for monitoring the Company’s performance in diversity, inclusion and equal employment opportunity, supporting our commitment to these principles and the continuation of our efforts to gain and maintain diversity among our employees and management.

•	The Nominating & Governance Committee is responsible for monitoring the racial, ethnic and gender diversity of the Board.

•

The Public Policy and Regulatory Committee reviews with management the Company’s approach to, and initiatives and support for, promoting racial and ethnic diversity in our news and other content, through inclusive journalism and racial and ethnic diversity in our editorial decision-making and leadership.

•

The Audit Committee is responsible for monitoring the Company’s finance and asset management-related diversity and inclusion efforts, including our investment and purchasing involving minority-owned businesses.

2022 PROXY STATEMENT	|	15

Proposal 1—Election of Directors: Corporate Social Responsibility

Corporate Social Responsibility

Our corporate social responsibility and ESG practices are designed to strengthen our business while protecting and enhancing TEGNA’s long-term value for all our stakeholders—our communities, our employees, and our shareholders.

2021 Key Highlights

Completed first phases of customized **Inclusive Journalism program** and diversity and inclusion content audits in all

49 NEWSROOMS

A50 MOST ENGAGED WORKPLACES® 2021

Recognized as one of Achievers 50 most engaged workplaces

DIGIDAY GREATER GOOD AWARDS

Received a Digiday Greater Good Award for TEGNA stations' COVID-19 relief efforts

Honored by the Women's Forum of New York for leadership in Board gender parity

Recognized as a Best Place to Work for LGBTQ Equality for the 5th consecutive year by the Human Rights Campaign Foundation with a score of 100 on the Corporate Equality Index

Completed a **comprehensive greenhouse gas emissions inventory** for scopes 1, 2 and 3 to better understand how we can be better stewards of our resources

Made 330 TEGNA FOUNDATION COMMUNITY GRANTS totaling $1,850,000 to support critical needs in local communities

APPROVED MORE THAN 3,100 employee matching gifts, a record, to 1,700+ NONPROFITS totaling more than $2.2M

EXTENDED 2:1 MATCHING PROGRAM THROUGH THE END OF 2022

Provided support for Reporters Committee for Freedom of the Press' Local Legal Initiative, which defends the rights of local journalists to gather and report the news

Made special grants to support the movement for racial and social justice and equality; approved the creation of a **Diversity, Equity, and Inclusion Grants Committee** of employees to steer TEGNA Foundation's grantmaking in this area

Awarded 13 Media Grants to organizations that support training for the next generation of diverse journalists; education and development opportunities for journalists and other professionals in the media field; and protection of First Amendment freedoms

Helped raise $3.5M for Hurricane Ida Relief

16	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

Under the oversight of the Public Policy and Regulation Committee, the Company’s environmental policy focuses on being responsible stewards of our resources by centering on environmentally responsible business operations, management of our carbon footprint and energy conservation. Recognizing the need for real progress on the planet’s environmental and sustainability challenges, we are enhancing our oversight, programs, reporting and accountability to further our commitment to minimize our carbon footprint and protect and preserve the environment.

In 2021, we took several steps to inform our long-term environmental goals and action plans:

•	We completed a comprehensive greenhouse gas (GHG) emissions inventory that included our scope 1 and 2 GHG emissions from our direct operations, as well as relevant indirect scope 3 GHG emissions across our value chain.

•	We began conducting a qualitative assessment of our risks from the physical impacts of climate change, as well as the risks and opportunities from a transition to a low-carbon economy, per guidance of the Task Force on Climate-related Financial Disclosures (TCFD). This assessment will improve and increase our reporting of climate-related financial information.

•	We began exploring setting a science-based GHG emissions target to reduce our contribution to global GHG emissions levels. Science-based targets are the gold standard for achieving ambitious climate goals for businesses. Achievement of a science-based target will require investments in energy efficiency and the use of renewable electricity across our sites.

•	We are adopting responsible and sustainable procurement policies and programs within our supply chain to address our upstream scope 3 emissions. Additional work in this area will take place in the coming year.

We have also taken proactive measures to address the impact of climate change on the operation of our business, including:

•	Developing contingency plans relating to natural disasters, such as hurricanes, which disproportionately impact our east coast and Gulf of Mexico stations. These plans include securing access to off-site backup locations where we can move our operations in the event our locations are impacted by these severe weather events to allow us to seamlessly continue our operations.

•	Investing in new technical infrastructure to better prepare us for a catastrophic event, including strengthening our studio and control room sharing capabilities to allow one market to support another, and procuring new master control technology to create additional redundancies and backup capabilities. We also purchased a large production truck that can travel to our markets to provide full newsroom and studio capabilities if one of our newsrooms is severely impacted by a catastrophic event.

•	Reviewing the roof structures of our buildings to ensure that our buildings are safe from the impacts of wind, hail and storms.

•	Making modifications at certain of our locations to protect from the potentially damaging effects of floods, including moving key equipment to higher locations within our sites, strengthening floodwalls, and improving irrigation outside our buildings.

Our Work Locations: With the support of the Board, during the COVID-19 pandemic the Company continues to focus on the health and safety of our employees and to reduce unnecessary business travel by using video conferencing technology across the Company, and we intend to continue that strategy after the pandemic abates. In 2021, we continued our practices of:

•	Recycling and responsibly disposing of technology products and equipment and reducing the waste we generate at our corporate offices and in production processes.

•	Implementing thoughtful energy efficiency strategies, including upgrading stations’ studio lighting to LED; replacing inefficient HVAC systems, and replacing roofs with energy efficient alternatives.

Reporting on Environmental & Sustainability Issues: Our stations regularly generate significant local, national and global content on environmental and sustainability issues impacting our communities.

2022 PROXY STATEMENT	|	17

Proposal 1—Election of Directors: Corporate Social Responsibility

TEGNA Foundation Sustainability Grants: Through the TEGNA Foundation, several stations identified grants to support sustainability efforts within their communities, including grants to the local Freshwater Society for its Adopt a River program in Minneapolis, supporting a Girls in STEM event at the Great Lakes Museum of Science, Environment and Technology in Cleveland and a grant to Green Plate Special to support an experiential gardening and cooking educational programming for low-income youth, encouraging healthier eating habits and environmental awareness in Seattle.

We are committed to building a more diverse, equitable and inclusive culture and, in 2021, we progressed ahead of schedule in achieving our publicly stated and quantifiable 2025 DE&I goals. We also continued to undertake initiatives to drive meaningful and sustainable progress toward becoming a more inclusive and racially diverse company. We achieved double-digit growth in Black, Indigenous and People of Color (BIPOC) representation in our content teams, content leadership and company leadership during the year. We established this goal with the belief that a deliberate approach and focus on improving BIPOC representation will enable us to make the biggest impact to our inclusive culture and for our communities.

18	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

2025 Diversity and Inclusion Goals and 2021 Progress
Content Teams: Increase the diversity of our content teams (news, digital and marketing employees) to reflect the aggregate BIPOC* diversity of the communities we serve, which is ~36%.	Content Leadership: Increase BIPOC representation in content leadership roles by 50%.	Company Leadership: Increase BIPOC representation across all management roles within the organization by 50%.
* BIPOC = Black, Indigenous, and People of Color

	CONTENT TEAMS	CONTENT LEADERSHIP	COMPANY LEADERSHIP	ALL EMPLOYEES

2025 BIPOC Goals	Reflect markets at ~36%	Increase by 50%	Increase by 50%
	On track	On track	On track

2021 BIPOC Progress	1/1/21 – 27% 12/31/21 – 30% h 11% Increase	1/1/21 – 17% 12/31/21 – 20% h 18% Increase	1/1/21 – 16% 12/31/21 – 18% h 13% Increase	1/1/21 – 25% 12/31/21 – 27% h 8% Increase

2021 Female Representation	1/1/21 – 46% 12/31/21 – 46%	1/1/21 – 45% 12/31/21 – 44%	1/1/21 – 41% 12/31/21 – 42%	1/1/21 – 47% 12/31/21 – 47%

	ASIAN	BLACK OR AFRICAN- AMERICAN	HISPANIC OR LATINO	WHITE	OTHER	N/A*

2021 All Employee Representation	3.0%	12.0%	9.9%	70.0%	2.3%	2.8%

* N/A = not available or not disclosed

Five pillars support achieving our DE&I goals, and in 2021 we made notable progress in each, including:

•	Talent Pipeline and Bench Strength: In addition to our ongoing engagement and support of longstanding partnerships with diverse professional organizations, historically black colleges and universities (HBCUs), Hispanic-serving institutions, and universities, we enhanced our relationships with professional organizations such as the T. Howard Foundation and Asian American Journalist

Association. We expanded our connections with HBCUs at both the local station and the companywide recruiting level. These relationships and a renewed focus across our company led to women and people of color comprising a majority of the participants in both our company internship program and Producer-in-Residence programs. Internally, our content leaders and talent development team enhanced our News Leadership Forum program tailored to emerging content leaders, of which more than half were employees of color and over two-thirds women.

2022 PROXY STATEMENT	|	19

Proposal 1—Election of Directors: Corporate Social Responsibility

•	Leadership Compensation Tied to Diversity and Inclusion Goals: We delivered on our commitment to ensure that D&I goals are embedded meaningfully into both our annual performance management and our bonus processes for 2021, and we set our 2022 measures for key leaders.

•	Multi-Year Inclusive Journalism Program: Partnering with the Poynter Institute on our Inclusive Journalism program, we delivered training on unconscious bias, inclusive reporting, and leadership coaching to all 49 of our newsrooms. This training led to development of local action plans by our stations to increase our focus on accurately reflecting the entirety of the communities we serve. We also partnered with Horowitz Research to conduct an external audit of our digital, broadcast, and marketing content across all of our stations. We are fostering new ways for our newsrooms to engage and represent communities better. These include creation of Race and Culture positions and units, community days so journalists can develop relationships with underrepresented communities, external/community DE&I committees, and an employee-initiated recruiting video centered on inclusive culture.

•	Leverage Insights from Employee Feedback: We continually seek employee input to improve our action planning and accountability. Our 17-member, company-wide D&I Working Group, led by our Chief Diversity Officer, expanded its focus to elevate issues, ideas, and opportunities across identities. In addition, our local D&I teams at the station level continue to partner with local leaders to apply ideas that enhance inclusion at our stations. Input from these groups led to development of an inclusive leadership interview matrix and the establishment of local diverse interview panels, local mentoring networks, and inclusive hiring training for managers, among others.

•	Employee Training: We continually provide employees with ongoing resources and platforms to increase learning and discussion on DE&I topics to support a culture of belonging. In 2021, we launched a companywide DE&I Discovery Series that covered a different DE&I learning topic each month and sparked broad participation by station groups, with discussions often led by station leaders and local DE&I groups. We also launched a partnership with the National Center for Civil and Human Rights to engage in a training series on implicit bias, microaggressions, and other DE&I topics for leaders and employees that we plan to train all employees on by mid-2022.

Championing LGBTQ Equality: For the fifth consecutive year, TEGNA was named as a Best Place to Work for LGBTQ Equality by the Human Rights Campaign, receiving a perfect score of 100 in HRC’s Corporate Equality Index. TEGNA is also a member of the Human Right’s Campaigns Business Coalition for the Equality Act.

Our people play an important role in our success in today’s rapidly evolving media landscape. The Board’s Leadership Development and Compensation Committee oversees our human capital management objectives to attract, retain and develop the highest caliber talent in our industry. Our human resources programs are designed to support these objectives by offering competitive pay, industry-leading benefits and development and growth opportunities. We strive to foster diversity, inclusion and innovation in our culture through our human resources, diversity and journalism programs and policies.

Supporting Employees During COVID-19: The Company’s No. 1 priority during the coronavirus pandemic continued to be the health and safety of our employees. Our COVID-19 Task Force continued to track the case numbers in our markets, remained informed on the latest CDC guidelines, and provided practical and proactive guidance that prioritized employee health and safety while sustaining business operations. We maintained a COVID-19 handbook and employee site to share updated safety protocols, including mask guidelines, building safety recommendations, mental health resources and a communications toolkit. Our leadership team held meetings throughout the year with colleagues from across the company to share updated health and safety guidelines, respond to questions raised by employees, and ensure stations had the resources and support to maintain business operations.

All stations and facilities completed a COVID-19 safety scorecard identifying physical changes to their buildings that would help keep employees safe and healthy. They worked with their heads of technology to prepare their buildings for employees to return safely, including updated floor plans and workspaces that allow for social distancing, signage and touchless restroom fixtures. Stations and buildings also were provided with safety supplies, including KN95 and N95 masks and deep cleaning and sanitizing materials, so they could properly maintain clean and sanitized workspaces. We updated our mask guidelines to reflect the CDC’s latest interim recommendations for areas with varying transmission rates. To create the safest workplace for all employees, we requested that employees confirm their vaccination status by the end of August 2021. Finding nearly nine of 10 employees were already fully vaccinated, TEGNA implemented a vaccine

20	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

policy for all employees that went into effect in mid-November. We also initiated a process to review medical and religious exemptions.

Journalist Safety: Our head of security and safety coordinated safety training in all our newsrooms as part of our ongoing protection protocols for journalists.

Employee Well-Being: We continued to invest in our employees’ health and well-being, and in addition to their physical health, our employees’ mental health has been a top priority. In 2021, we:

•	Introduced a new mental health and employee assistance program in October that aims to help employees and their covered dependents live their best lives. The program, administered by mental health benefits provider Spring Health, provides convenient, comprehensive and confidential wellness services available 24/7.

•	Hosted mental health webinars in partnership with our employee assistance program provider, and they included a webinar for employees entitled “Returning to the Office to Prepare and Adapt to the New Normal,” and, for managers, “Through the Looking Glass – Thriving in the New Normal.”

•	Conveyed to employees that BlueCross BlueShield of Texas offers telehealth benefits that deliver live video or phone consultations with a provider, including mental health providers.

•	Communicated to employees that time away from the office in an important benefit that lets employees to relax and refresh mentally and physically, and that our paid time off program offers the flexibility to take time off by combining vacation, sick and floating holidays.

Employee Benefits: TEGNA provides a company-matching 401(k) Savings Plan for future financial security and additional and optional benefits that, among others, include life and disability insurance plus supplemental insurance options, nine company holidays, active duty leave, caregiver leave, employee discounts, a volunteerism program, two-for-one matching gifts, and student loan refinancing and tuition reimbursement.

In 2022, several new employee benefits take effect, including:

•	Family planning support: Expanded adoption reimbursement to $10,000 from $2,500 and introduction of a surrogacy reimbursement benefit of $10,000 to support the path to parenthood and cover family planning goals.

•	Enhanced eyewear benefit: Added EyeMed’s Freedom Pass Plus coverage that allows the purchase of frames at LensCrafters or Target Optical at no out-of-pocket cost, even if it exceeds the plan’s frame allowance.
•	New critical illness and accident insurance provider: Such coverage is now covered by Aflac, which provides enhanced coverage at a lower rate than the previous provider.

•	For those treated for cancer or another diagnosis that causes hair loss, the reimbursement level for wigs increased to $1,000 from $500.

Talent Development and Performance Management: We invest in the continual learning and development of our employees by providing a range of programs that centers on content leadership training, learning development, manager training, and Inside Out sales training that includes a diversity and inclusion model. In 2021:

•	We trained all people leaders across the company on the five critical leadership skills we have identified. They include Intentional Decision Maker, Adaptive Strategic Thinker, Change Leader, Talent Developer and Results Achiever.

•	We reimagined the curriculum and set expectations for outcomes for our Leadership Development Programs, including our Executive Leadership Program that develops current and future general manager and vice president talent, and our Leadership in Action Program that helps develop current and future director-level talent.

•	Within our Inside Out training, besides preparing new sellers, we provided a Managers Master Class that develops leaders of our Inside Out sales process in coaching and recruiting to foster diversity of ideas and talent, and we also began an online MTA (Manager Talent Assessment) Sales Assessment resource for the sales organization that in the hiring process enables managers to be more inclusive when recruiting.

•	We designed, developed, and executed two performance management training courses on giving and receiving feedback and developing S.M.A.R.T. (specific, measurable, attainable, relevant, and time-based) performance goals, and we hired a learning and development business partner to help with development and application of our Manager and Leadership Development programs into 2022 and beyond.

•	We launched a unique eight-month-long News Leadership Forum training program of high-performing news managers, and a second group will complete the program in May 2022.

•	We also introduced new professional development opportunities for managers and news content leaders and expanded our Producer-In-Residence program.

2022 PROXY STATEMENT	|	21

Proposal 1—Election of Directors: Corporate Social Responsibility

With our mission to serve the greater good of our communities, TEGNA seeks to create positive societal change and impact through our reporting and our commitment to community service. In 2021, TEGNA was again recognized by The Civic 50 as one of the 50 most community-minded companies in the U.S. Our 2021 social impact highlights include:

Principles of Ethical Journalism: As a company that focuses on producing and distributing the highest-quality news and information content, journalistic integrity is critical to ensure our stations are the most trusted news sources in their communities. The Board’s Public Policy and Regulation Committee oversees our Ethics Policies, including our Principles of Ethical Journalism, which define our guiding principles of truth, independence, public interest, fair play and integrity. All employees who gather, report, produce and distribute news and information on any platform review our code of conduct annually and attend annual training sessions on ethical journalism. Our Chief Ethics Officer also conducts libel, privacy and fairness training for all journalists.

Debunking Misinformation and Disinformation: TEGNA’s VERIFY fact-checking initiative expanded significantly in 2021 as viewers interested in debunking disinformation continues to grow. VERIFY’s 20-member editorial team launched several digital properties, including a national website, daily newsletter, subscription via text feature, and presence on Facebook, Twitter, Instagram and TikTok. It freshened its branding and named hosts for its daily video packages for the VERIFY website, our stations, Snapchat’s Discover platform and TikTok stories. Traffic for its content surged 63 percent in 2021 on our stations’ websites and averaged 4.8 million monthly visitors across its various platforms.

Community Grants: In partnership with stations, the TEGNA Foundation made 330 Community Grants totaling $1.85 million. Grants are distributed within the United National Sustainable Development Goal framework, with the majority of 2021 grants supporting three major categories: Good Health and Well-Being, Quality Education and Zero Hunger.

DE&I Grants:

DE&I Grants: The TEGNA Foundation made several grants to support the movement for racial and social justice and equality, including to Asian Americans Advancing Justice (in both Washington, DC, and Atlanta), Stop AAPI Hate, Hispanic Heritage Foundation, the George Floyd Memorial Foundation, NAACP Legal Defense and Educational Fund and the Black Journalists Therapy Fund at the International Women’s Media Foundation.

The Foundation’s Board of Directors also approved creation of a formalized DE&I grantmaking initiative with funds dedicated to forming partnerships with nonprofits making a difference in this space.

Media Grants: TEGNA and the TEGNA Foundation are committed to the sustained success of the news media and broadcast industry. In 2021, TEGNA Foundation made 13 grants to 12 organizations to protect First Amendment freedoms, and support training for the next generation of diverse journalists and education and development opportunities for journalists and other professionals in the media field.

Station Fundraising: TEGNA stations help raise more than $100 million each year in support of diverse local causes that address specific needs in our communities. In the Tampa Bay area, for example, TEGNA’s WTSP partnered with Feeding Tampa Bay, the region’s largest food provider, on the sixth Cereal for Summer drive. The pandemic and job losses dramatically increased the number of families needing food assistance. Despite a downturn in the local economy, individuals, groups and businesses donated more than 160,000 boxes of cereal, a record. Along with cash donations, WTSP’s drive provided more than two million summer meals for children. In Dallas, with WFAA partnering with the Communities Foundation of Texas, the annual 18-hour North Texas Giving Day raised $66 million from more than 283,000 donors, including WFAA employees. In 2021, TEGNA stations also provided $42.4 million in free airtime for public service announcements for nonprofits and charitable organizations.

22	|	2022 PROXY STATEMENT

Proposal 1—Election of Directors: Annual Board Performance Evaluation

Employee Giving & Volunteerism: More than 1,700 unique nonprofits were reached through employee’s giving, and employee donations combined with the TEGNA Foundation’s matches totaled more than $2.2 million, a record. The Foundation approved more than 3,100 employee matching gifts, a record.

Special Grants: The TEGNA Foundation made several special grants in 2021, including continued support for the

Reporters Committee for Freedom of the press, support for local relief efforts in response to Texas Winter Storm URI and Hurricane Ida in Louisiana, support for broadcasters in need through the Broadcasters Foundation of America, and support for the Media Institute in its nonpartisan efforts to promote freedom of speech and encourage a competitive media environment and communications industry.

Annual Board Performance Evaluation

The Company conducts an annual Board performance evaluation process in which the Board either retains an independent consultant experienced in corporate governance matters to conduct an in-depth study of the Board’s effectiveness and to assist it with the annual performance process or conducts Board and committee self-evaluations using written questionnaires. In addition, our independent Board Chair regularly speaks with other Board members and receives feedback regarding Board and committee practices and management oversight.

In 2021, the Board once again retained an independent consultant experienced in corporate governance matters to conduct an in-depth study of the Board’s effectiveness and to assist with the annual performance evaluation process. The consultant interviewed each director to obtain his or her assessment of the effectiveness of the Board and its committees, including identifying opportunities for the Board to enhance its effectiveness. The Board then met with the consultant to discuss the consultant’s findings and recommendations for enhancing the Board’s overall operation and effectiveness.

Ethics Policy

The Company has long maintained a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Company director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, the appearance of impropriety, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Ethics Policy.

The Ethics Policy is available on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of the Ethics Policy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page under the “Investors” menu of the Company’s website and similarly provided to you without charge upon written request to this address.

The Company has a telephone hotline staffed by an independent third party for employees and others to submit their concerns regarding violations or suspected violations of the Company’s Ethics Policy or violations of law and for reporting any concerns regarding accounting or auditing matters on a confidential anonymous basis. Employees and others can report concerns by calling 1-800-695-1704 or by emailing or writing to the addresses provided in the Company’s Whistleblower Protection & Ethics Violations Reporting Policy found on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

Related Transactions; Compensation Committee Interlocks and Insider Participation

Our Company has not had compensation committee interlocks with any other company, nor has our Company engaged in any material related transactions since January 1, 2021, the first day of our last fiscal year. Although no such related transactions have occurred or are anticipated, the Board has adopted a related person transaction policy that outlines the procedures that the Board will follow in connection with reviewing any future transactions involving the Company and related persons. The policy takes into account the categories of transactions that the Board has determined are not material in making determinations regarding independence and requires directors and executive officers to notify the Company’s general counsel of any potential related person transactions.

2022 PROXY STATEMENT	|	23

Proposal 1—Election of Directors: Report of the Audit Committee

Report of the Audit Committee

During fiscal years 2020 and 2021, the Company’s independent registered public accounting firm for each of those years, PricewaterhouseCoopers LLP (“PwC”) billed the Company the following fees and expenses:

	2020	2021
Audit Fees
Audit Fees—TEGNA (1)	$2,825,000	$2,247,242
Audit Fees – Acquisitions (2)	$200,000	$0
Audit Fees—Total	$3,025,000	$2,247,242
Audit-Related Fees (3)	$530,018	$645,000
Tax Fees (4)	$50,934	$131,268
All Other Fees (5)	$900	$900

Total	$3,606,852	$3,024,410

(1)

Audit Fees—TEGNA include fees relating to professional services rendered in connection with the annual integrated audit of the Company’s consolidated financial statements, internal control over financial reporting, and the review of quarterly reports on Form 10-Q. In 2020, Audit Fees include payments to PwC of $200,000 related to debt comfort letters issued in relation to the Company’s 2026 and 2028 bond issuances. The 2020 Audit Fees also include payments to PwC for additional SOX work required due to the Company’s implementation of the Oracle enterprise resource planning (ERP) system ($120,000), as well as fees related to analysis requested by the Audit Committee ($270,000). All of these services were pre-approved by the Audit Committee as described below. The totals above do not include payments made in 2020 to Ernst & Young (EY) ($135,000) related to the debt comfort letters referenced above that would be considered Audit Fees if EY were the Company’s independent registered accounting firm.

(2)

Audit Fees—Acquisitions for 2020 include fees relating to professional services rendered in connection with the acquisitions of television stations KTBU-TV (Houston, TX) and KMPX-TV (Dallas, TX). The Company did not incur any acquisition-related audit fees in 2021.

(3)

Audit-Related Fees include fees relating to professional services rendered in connection with the audit of employee benefit plans and the Company’s implementation of the Oracle ERP system. In 2020, the Company paid employee benefit plan audit fees of $180,000 and ERP-related fees of $350,000, and in 2021 the Company paid employee benefit plan audit fees of $185,000 and ERP-related fees of $460,000. All of these services were pre-approved by the Audit Committee as described below.

(4)	Tax Fees principally relate to tax planning services and advice in the U.S. All of these services were pre-approved by the Audit Committee as described below.
(5)	All Other Fees relate to the Company’s use of PwC’s disclosure checklist tool.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under that policy, particular services or categories of services have been pre-approved, subject to a specific budget. Periodically, but at least annually, the Audit Committee reviews and approves the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all services performed by the Company’s independent registered accounting firm periodically throughout the year and discusses such services with management and the independent registered accounting firm. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for services provided by the Company’s independent registered accounting firm to its Chair, Bruce P. Nolop. Mr. Nolop may pre-approve up to $100,000 in services provided by the independent registered accounting firm, in the aggregate at any one time, without consultation with the full Audit Committee, provided that he reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, the primary consideration is whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the Company’s 2021 audited financial statements, the Audit Committee received from PwC written disclosures and a letter regarding PwC’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (PCAOB), including a detailed statement of any relationships between PwC and the Company that might bear on PwC’s independence, and has discussed with PwC its independence. The Audit Committee considered whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with PwC various matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee met with management, the Company’s internal auditors and representatives of PwC to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2021. Based on such review and discussion as well as the Committee’s reviews and discussions with PwC regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the 2021 fiscal year. The Board has approved that recommendation.

Audit Committee

Bruce P. Nolop, Chair

Stuart J. Epstein

Lidia Fonseca

Karen H. Grimes

Scott K. McCune

24	|	2022 PROXY STATEMENT

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022. We believe that the appointment of PwC is in the best interests of the Company and its shareholders. Upon the recommendation of the Audit Committee, the Board of Directors is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification at the 2022 Annual Meeting.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the current year.

Our By-laws do not require that the shareholders ratify the appointment of PwC as our independent registered public accounting firm. We are seeking ratification because we value our shareholders’ views on the Company’s independent registered accounting firm and believe it is a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but in its discretion may choose to retain PwC as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

A representative of PwC is expected to attend the 2022 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

2022 PROXY STATEMENT	|	25

Executive Compensation

Compensation Discussion and Analysis

The Leadership Development and Compensation Committee of the Board of Directors (the “Committee”) believes that the 2021 compensation of our Named Executive Officers appropriately reflects and rewards their significant contributions to the Company’s strong performance in a year that continued to test the strength and resiliency of all of our employees.

The Committee continuously reviews the structure of our executive compensation program and, based on shareholder feedback over recent years, has further strengthened the link between pay and performance and enhanced our disclosure of executive compensation structure and practices.

This Compensation Discussion and Analysis (CD&A) explains the guiding principles and practices upon which our executive compensation program is based and the 2021 compensation paid to our Named Executive Officers (also referred to as “NEOs”), who for the 2021 fiscal year were:

•	David T. Lougee, President and Chief Executive Officer,

•	Victoria D. Harker, Executive Vice President and Chief Financial Officer,
•	Lynn Beall (Trelstad)*, Executive Vice President and Chief Operating Officer—Media Operations, and

•	Akin S. Harrison, Senior Vice President and General Counsel.

*	“Beall” is Ms. Trelstad’s maiden name and the name she uses for business purposes. “Trelstad” is her married and legal name.

26	|	2022 PROXY STATEMENT

Executive Compensation: Executive Summary

Executive Summary

PERFORMANCE HIGHLIGHTS

Highlights of the Company’s 2021 performance included:

Total revenues. Total company revenue was $3.0 billion, up two percent year-over-year and up 30% on a two-year basis.

Record AMS revenues. The company generated record advertising revenue of $1.4 billion, up 22 percent year-over-year.

Record subscription revenue growth. We achieved record subscription revenue of $1.5 billion, up 14 percent year-over-year (partially offset by subscriber declines and the interruption of service with DISH).

GAAP net income. Our GAAP net income was $477 million.

Adjusted EBITDA. Company Adjusted EBITDA totaled $948 million (representing net income attributable to TEGNA before net income attributable to redeemable controlling interest, income taxes, interest expense, equity (loss), other non-operating items, special items, depreciation and amortization), which was well ahead of plan. This result was a record for an odd-year (which do not have the benefits of election year political revenue), and was up 34 percent from 2019 despite the impact of the DISH service interruption in the fourth quarter.

Premion revenue growth. Premion achieved more than 40 percent growth in 2021 relative to 2020 despite the absence of political revenue and the ongoing weakness in the auto category due to supply chain issues.

Reconciliations of the following non-GAAP financial measures to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed March 1, 2022: adjusted EBITDA – page 35.

2022 PROXY STATEMENT	|	27

Executive Compensation: Executive Summary

PAY FOR PERFORMANCE

The Committee supports compensation policies that place a heavy emphasis on pay for performance. Having our NEOs receive a higher proportion of their long-term awards as performance shares that may be earned, if at all, based on the Company’s achievement of performance goals established by the Committee rather than restricted stock units (which are service-based) strengthens the pay for performance aspect of the Company’s long-term incentive program. The percentage of NEO annual equity awards granted on February 28, 2021 (based on grant date value) that were performance-based were 70% for our CEO and 55% for each of the other NEOs.

A MAJORITY OF OUR CEO’S 2021 TARGET PAY WAS PERFORMANCE-BASED

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE RESPONSIBILITIES

The Committee oversees the Company’s executive compensation program and is responsible for:

•	Evaluating and approving the Company’s executive compensation plans, principles and programs;

•	Administering the Company’s equity incentive plans and granting bonuses and equity awards to our senior executives;
•	Reviewing and approving on an annual basis corporate goals and objectives relevant to the compensation of the Company’s President and CEO and its other senior executives; and

•	Reviewing risks relating to the Company’s executive compensation plans, principles and programs.

The Committee also regularly reviews other components of executive compensation, including benefits, perquisites and post-termination pay. The Board has historically delegated to the Company’s President and CEO the authority for approving equity grants to employees other than our senior executives within the parameters of a pool of shares approved by the Board.

28	|	2022 PROXY STATEMENT

Executive Compensation: Executive Summary

GUIDING PRINCIPLES

In making its NEO compensation decisions, the Committee is guided by the following principles:

•	Pay for performance—Compensation should place a heavy emphasis on pay for performance and substantial portions of total compensation should be “at risk.”

•	Attract, retain and motivate—We are committed to attracting and retaining superior executive talent by offering a competitive compensation structure that motivates key employees to ensure our overall success and long-term strength.

•	Fairness and Alignment—Compensation should be fair to both executives and shareholders, and should align the interests of our executives with those of our shareholders.

•	Pay competitively—We provide compensation opportunities generally in line with those afforded to executives holding similar positions at comparable companies.

•	Promote stock ownership—As a key part of our shareholder alignment efforts, we expect each of our senior executives to acquire and maintain a meaningful level of investment in Company common stock. Minimum levels of senior executive stock ownership are regularly reviewed by the Committee and approved by the full Board.

The following table reflects the minimum stock ownership guideline for each NEO. As of the date of this Proxy Statement, all of the NEOs significantly exceed their minimum ownership guideline.

MINIMUM GUIDELINE MULTIPLE OF BASE SALARY
MR. LOUGEE	5X
MS. HARKER	3X
MS. BEALL	2X
MR. HARRISON	1X

The Company’s stock ownership guidelines require that executives hold all after-tax shares they receive from the Company as compensation until they have met the stock ownership guidelines detailed above.

COMPENSATION-RELATED GOVERNANCE PRACTICES

The Board’s commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by the Committee. The Company’s compensation-related governance practices and policies of note include the following:

✓	Performance-based pay. A significant percentage of the compensation we provide to our NEOs is performance-based.

✓

Outcome alignment. Each year we review the Company’s compensation and financial performance against internal budgets, financial results from prior years and Peer Group market data to make sure that executive compensation outcomes are aligned with the absolute and relative performance of the Company.

✓	Cap on incentive payouts. Under the annual bonus plan, maximum payouts for executives are capped at 200% of target. Performance share payouts are also capped at 200% of target.

✓

Double-trigger equity vesting upon a change in control. A change in control of the Company will not accelerate the vesting of equity awards unless the recipient has a qualifying termination of employment within two years following the date of the change in control (or the awards are not continued or assumed in connection with the change in control).

✓	Clawback. We have a recoupment policy which provides:

•	That fraud or intentional misconduct by any employee that results in an accounting restatement due to material non-compliance with the securities laws would trigger a recoupment of certain incentive compensation from the responsible employee, as determined by the Committee; and

•	That the Committee may recoup up to 3 years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise).

2022 PROXY STATEMENT	|	29

Executive Compensation: Executive Summary

✓	No guaranteed bonuses. The Company’s executive officers are not entitled to receive guaranteed bonuses.

✓	No unearned dividends. We do not pay dividends or dividend equivalents on unearned performance shares or unpaid restricted stock unit awards granted to employees.

✓

All new change-in-control arrangements are double trigger without excise tax gross-ups. Severance for executives who became eligible to participate in a change in control severance plan after April 15, 2010, is double trigger and those executives are not eligible for an excise tax gross-up.

✓	Risk evaluation. We regularly evaluate the risks associated with the Company’s compensation plans and programs and consider the potential relationship between compensation and risk taking.

✓	No income tax gross-ups. We do not offer income tax gross-ups except in our relocation program.
✓	Anti-hedging. We maintain a policy that prohibits the Company’s employees and directors from hedging or short-selling the Company’s shares.

✓	Anti-pledging. We maintain a policy that prohibits the Company’s executive officers and directors from pledging the Company’s shares.

✓

Multi-dimensional performance assessment. Between the Company’s annual bonus and the performance share component of annual equity grants, NEO performance is assessed in variety of ways, covering the income and cash-flow statements as well as a variety of key KPIs, including both quantitative and qualitative assessments.

✓	No excessive perquisites. We do not provide significant perquisites to our named executive officers under our executive compensation program.

SAY ON PAY

80.4% of our shareholders supported our executive compensation program at the Company’s 2021 annual meeting of shareholders. This level of support was inconsistent with the results of the Company’s Say-on-Pay votes during the three years prior to the 2020 and 2021 annual meetings, which were contested, each of which reflected shareholder support in excess of 90%. The Committee reviews and thoughtfully considers the results of Say on Pay votes when evaluating our executive compensation program. Additionally, as mentioned under “Shareholder Engagement” beginning on page 11 of this Proxy Statement, it is our practice to actively engage our shareholders throughout the year to garner feedback, including with respect to our executive compensation programs and policies. In early 2021, management and directors met with investors owning approximately 54% of our outstanding common shares and, at the majority of these meetings, discussed the Company’s continuing response to COVID-19, human capital management, executive compensation program and other compensation-related matters. During these discussions, investors indicated support for our overall compensation program. As a result, similar to 2020, we believe that the lower level of support of our executive compensation program in 2021 as compared to prior years was attributable to the Company’s 2021 annual meeting was contested and proxies were solicited against this proposal as well as for a dissident slate of directors. In fact, excluding the dissident’s vote, 88.4% of our shareholders supported our executive compensation programs.

30	|	2022 PROXY STATEMENT

Executive Compensation: Overview of Executive Compensation Program

Overview of Executive Compensation Program

Key Components of Annual Compensation Decisions

The Company has designed an executive compensation program that is currently comprised of several components, as more fully discussed in the pages that follow. The key components of the Company’s annual compensation decisions are described in the following table. Based on the feedback and support the Company received during its shareholder engagement efforts in connection with the 2021 Annual Meeting, no significant changes to the Company’s executive compensation program were implemented for 2021 or 2022.

Component	Description	Performance Considerations	Pay Objective
BASE SALARY	Pay for service in executive role.	Based on the nature and responsibility of the position, achievement of key performance indicators, internal pay equity among positions and competitive market data.	Attraction and retention. Base salary adjustments also allow the Committee to reflect an individual’s performance, scope of the position, and/or changed responsibilities.
ANNUAL BONUS	Short-term program providing NEOs with an annual cash bonus payment.	Based on the Committee’s assessment of each NEO’s achievement of annual key performance indicators as well as contributions to Company-wide performance.	Reward performance in attaining Company and individual performance goals based on the Company’s financial and strategic goals on an annual basis.
PERFORMANCE SHARES	Long-term equity grants which vest based on the Company’s Adjusted EBITDA and Free Cash Flow as a % of Revenue performance over a two-year period compared to preset targets set by the Committee.

Based on the measurement of the Company’s performance against two important financial metrics on which the Company focuses from a strategic growth perspective. The value of awards is also tied to the Company’s share price performance during the 3-year vesting period.

Reward longer-term performance in attaining Company performance goals, which in turn drives shareholder value creation; align the interests of executives with those of shareholders; and promote retention and foster stock ownership.

RESTRICTED STOCK UNITS (RSUs)	Long-term equity grants which provide for the delivery of shares of common stock subject to continued employment.	Alignment with shareholders through Company share price performance and the creation of shareholder value.	Align the interests of executives with those of shareholders, promote retention and foster stock ownership.

How the Committee Determines NEO Compensation

The Committee determines NEO compensation in its sole discretion based on its business judgment, informed by the experience of the Committee members, input from Meridian (the Committee’s independent compensation consultant), market data, the Committee’s and the CEO’s assessment of the applicable NEO, achievement of key performance indicators, the Company’s performance and progress towards achievement of its strategic plan and the challenges confronting our business. No NEO participates in the determination of his or her own compensation.

The Committee does not focus on any one particular objective, formula or financial metric, but rather on performance relative to what it considers to be value-added quantitative and qualitative goals in furtherance of our compensation guiding principles described in the Executive Summary of this Compensation Discussion and Analysis.

2022 PROXY STATEMENT	|	31

Executive Compensation: How the Committee Determines NEO Compensation

Key Performance Indicators

The Committee assesses the degree and extent of achievement of key performance indicators (KPIs) as a principal tool for making NEO compensation decisions. KPIs, set annually for each of our executive officers, consist of individually designed qualitative and quantitative goals organized in three areas:

•

Profit and Revenue Goals, which include, as appropriate, revenue, adjusted EBITDA, operating income, free cash flow, digital revenue and other financial goals for the Company and the respective businesses and/or functions over which each NEO has operational or overall responsibility;

•

People Goals, intended to help the Committee measure the NEO’s contributions through, as appropriate, measures of leadership, achievement of diversity initiatives, First Amendment activities, and other significant qualitative objectives such as promoting an ethical Company work environment and diverse workforce and maintaining our reputation as a good corporate citizen of the communities in which we do business; and

•	Strategic and Business Goals, which include specific areas in which the NEO is asked to innovate and collaborate to adopt and implement new products and programs in support of the strategic plan.

Each NEO’s KPIs include multiple items in each of the three areas. The KPIs are intended to be challenging but realistic, with a high degree of difficulty in achieving all of the goals set for each NEO. Except for the CEO, whose performance scorecard has been enhanced with specific weightings in response to shareholder feedback, the Committee’s assessment of NEO performance versus KPIs is holistic, with no particular weighting ascribed to achievement of any particular item in any area. This allows for the Committee to assess each of our other NEOs’ performance against the goals and metrics that are most pertinent to the area of focus for each NEO and most appropriately measure his or her performance, with the ultimate goal of aligning pay and performance for each executive.

While the Committee takes into consideration the degree of achievement of each NEO’s KPIs and the Company performance goals and financial measures set forth above in making compensation decisions, the Committee exercises its business judgment, in its sole discretion, to set NEO compensation.

Comparative Market Data

•

To assist the Committee in making decisions affecting NEO compensation opportunities, the Committee, with support from its independent advisor, reviewed a report from Company management providing, among other things, executive compensation market data. The report included data from the Willis Towers Watson Media Compensation Survey, the Willis Towers Watson General Industry Executive Compensation Survey, the Croner Digital Content and Technology Survey, the Equilar Media & Technology Survey, and the Radford Global Technology Survey, a source of detailed executive compensation information (collectively, “Comparative Market Data”).

•

Through use of this data, the Committee compares NEO salaries, bonus opportunities and equity compensation opportunities to those of companies in the media sector and other companies with comparable revenues to confirm that the elements of our compensation program and the compensation opportunities we afford our executives are appropriately competitive. The Committee does not, however, target elements of compensation to a certain range, percentage or percentile within the Comparative Market Data.

BASE SALARY

We pay our NEOs base salaries to compensate them for service in their executive role. Salaries for NEOs take into account:

•	the nature and responsibility of the position;

•	the achievement of KPIs, both historically and in the immediately prior year;

•	internal pay equity among positions; and

•	Comparative Market Data as described above.

In February 2021, the Committee accepted Mr. Lougee’s recommendation that the Company’s senior leadership team, including each of the NEOs, would not receive base salary increases in 2021 despite strong 2020 performance and the temporary salary reductions taken by each NEO in 2020.

32	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

The table below shows the 2021 NEO base salaries set by the Committee based on the foregoing factors:

EXECUTIVE	2021 BASE SALARY

Mr. Lougee	$975,000

Ms. Harker	$700,000

Ms. Beall	$620,000

Mr. Harrison	$450,000

ANNUAL BONUSES

ANNUAL BONUS OPPORTUNITY

Our NEOs participate in an annual bonus program designed to reward each NEO’s contribution to overall Company results and attainment of strategic business objectives during the year. Annual bonuses therefore can vary in amount from year to year.

Beginning in late 2020 and continuing into early 2021, the Committee, in consultation with Meridian, its independent compensation consultant, determined the target bonus opportunities for each NEO. The Committee established these amounts, which are based on a target percentage of each NEO’s base salary, after thorough consideration of:

•	the nature and responsibility of the position;

•	internal pay equity among positions; and

•	Comparative Market Data.

Based on these factors, the Committee approved 2021 bonus guideline opportunities for our NEOs at the same level as in 2020 as follows:

EXECUTIVE	BASE SALARY	TARGET PERCENTAGE OF BASE SALARY	BONUS GUIDELINE AMOUNT

Mr. Lougee	$975,000	120%	$1,170,000

Ms. Harker	$700,000	100%	$700,000

Ms. Beall	$620,000	100%	$620,000

Mr. Harrison	$450,000	70%	$315,000

ANNUAL BONUS PAYOUT FOR 2021

The extent to which a bonus is earned by an NEO is determined by the Committee, informed by attainment of the Company’s annual financial and qualitative performance goals, individual contributions made by the NEO during the year and each NEO’s KPIs.

Additionally, the Committee also considers the financial performance of the Company across a variety of financial measures which, for 2021, included total revenues, operating income, net income, earnings per share, Adjusted EBITDA, EBITDA margins, subscription revenue and free cash flow as a percentage of revenue. The Committee selected these financial measures for 2021 because it considers them to be broad enough to capture the most significant financial aspects of an organization as large as ours yet also focused enough to represent the financial measures that we believe drive our financial success as a pure-play media company.

In assessing Company achievement of these financial performance measures, the Committee compares them to management budgets approved by the Board at the beginning of the year and financial results from prior years and takes into account the Company’s financial performance relative to its peer companies, as well as industry and market conditions. Highlights of the financial results reviewed by the Committee are provided above under “Performance Highlights.”

In addition to the factors discussed above, during 2021 the Committee established an achievement scorecard in order to evaluate how the Company and the management team performed. The scorecard focused on the Company’s 2021 performance in four key areas: Content, Employees/Diversity & Inclusion, Sales/Retrans and Business/Strategic. The

2022 PROXY STATEMENT	|	33

Executive Compensation: How the Committee Determines NEO Compensation

Committee believed it was important to consider these factors when assessing the Company’s 2021 performance and determining annual bonus payouts. Performance highlights under the scorecard include the following:

Content

The Company continued to deliver high quality journalism across formats, including:

•

Achieving strong digital video growth with the launch of over-the-top (OTT) apps for each of the Company’s stations, the expansion of Locked On Podcast Network into video and the continued strong video growth of VERIFY;

•

Continuing to be the most awarded local news group company, receiving 10 national Murrow awards, three of the four 2021 Peabody awards won by local broadcasters and two of the four local DuPont awards; and

•	Delivering critical news coverage, highlighted in 2021 by:

•	WUSA’s coverage of the January 6, 2021 Capitol insurrection

•	KARE’s coverage of the Derek Chauvin trial

•	Coverage by our Texas stations of the collapse of the power grid during a winter storm that killed nearly 250 people

•	WXIA’s in depth reporting of the murders of eight people, helping amplify the voices of the Asian American community

•	Numerous awards for coverage of issues on race

Employees/Diversity & Inclusion

The Company continued to focus on the safety of its employees in its response to the COVID-19 pandemic by taking the following actions:

•	Implementing a vaccine mandate;

•	Piloting hybrid work arrangements across the Company in response to the recognized shift in the job market; and

•	Enhancing the Company’s mental health support programs and other employee benefits.

The Company also continued its efforts to enhance diversity and inclusion in its business, including by:

•	Delivering first of its kind inclusive journalism training in partnership with The Poynter Institute;

•	Providing unconscious bias training to leaders across the Company, including the NEOs;

•	Improving news leadership diversity from 2 to 10 news leaders across the Company; and

•	Achieving strong first-year performance towards the Company’s 2025 diversity targets.

Sales/Retrans

During 2021, the Company continued to deliver strong results:

•	The Company delivered record advertising and marketing services (AMS) revenue of $1.4 billion, finishing ahead of plan;

•	Digital revenue, including political, finished above plan;

•	Premion achieved more than 40% percent revenue growth relative to 2020, also exceeding its plan;

•	Non-Premion, digital revenue, enterprise revenue and multicast revenue all exceeded plan;

•	The Company continued to make progress on its TEGNA Sales One Team initiative, moving additional billings to its national sales team with improved cost efficiencies; and

•	The Company completed material retransmission consent agreements representing approximately 30 percent of the Company’s subscribers.

34	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Business and Strategic

In addition to the Company’s performance highlights referenced on page 27 of this Proxy Statement, other business and strategic highlights included:

•

Maximizing value for the Company’s shareholders by engaging in negotiations that culminated in entering into a definitive agreement under which the Company will be acquired by an affiliate of Standard General for $24.00 per share in cash, subject to stockholder and regulatory approvals, and other customary closing conditions;

•	Excluding the impact of the interruption of service with DISH, EBITDA finished well ahead of plan despite the loss of record political advertising revenue versus 2020;

•	Delivering net income before taxes and earnings per share significantly above plan;

•	Growing the revenue of the Premion business by 41% year-over-year for a second straight year of +40% growth, while significantly exceeding its budgeted EBITDA and improving its EBITDA margins; and

•

Completing the acquisition of Locked On Podcast Network and have seen significant growth in podcast downloads while identifying opportunities for further integrations with the Company’s television stations.

Finally, the Committee evaluated the performance of our executives, the roles played by each of them in contributing to the Company’s progress in creating shareholder value, achieving critically important strategic transactions and the operational and financial results described in the “Executive Summary” above. Other factors considered by the Committee for the 2021 bonus awarded to each NEO are described below.

2022 PROXY STATEMENT	|	35

Executive Compensation: How the Committee Determines NEO Compensation

David T. Lougee, President and Chief Executive Officer

2021 Goals:

The Committee evaluated Mr. Lougee’s 2021 performance using a scorecard that measures Mr. Lougee’s results against financial and non-financial KPIs, with the financial and non-financial KPIs each assigned an overall 50% weighting by the Committee. Mr. Lougee’s financial KPIs included EBITDA and revenue targets, with the EBITDA target weighted at 35% and the revenue target weighted at 15%. In assessing Mr. Lougee’s financial goals, the Committee also took into account the Company’s strong overall financial performance for the year.

Mr. Lougee’s non-financial goals included strategic goals relating to driving long-term growth for the Company (taking into account anticipated market forces and dynamics), the Company’s 2021 business priorities (key business initiatives critical to the Company during 2021), and the Company’s 2021 people goals (building the organization with capabilities and a culture for the future, including diversity and inclusion goals). These non-financial goals were weighted as follows: strategic (25%), business priorities (15%) and people (10%). The Committee also assessed Mr. Lougee’s performance in the context of the core CEO responsibility to serve as the Company’s chief spokesperson and effectively communicate with all of the Company’s stakeholders, including its shareholders, employees, customers, Board of Directors and community and industry groups.

2021 Performance Highlights and Accomplishment of 2021 Goals:

During 2021, Mr. Lougee led the Company to record full-year revenue and EBITDA well above plan despite the absence of $385 million of incremental political revenue achieved in 2020, continued to successfully navigate the Company through the disruptions and challenges caused by the ongoing COVID-19 pandemic, drove the successful negotiation of the Company’s merger agreement with an affiliate of Standard General and certain other parties and retransmission agreements, and continued to strengthen the Company’s commitment to diversity, equity and inclusion. Mr. Lougee’s annual bonus for 2021 reflected these accomplishments as well as the Committee’s assessment of the performance of his duties and his achievement of the following KPIs:

Financial KPIs

•  Achieved the Company’s full year Adjusted EBITDA of $948 million*, exceeding his EBITDA KPI.

•  Achieved record full-year revenue of $3.0 billion, up two percent year-over-year and exceeding his revenue KPI, driven by record subscription and AMS revenues more than offsetting the absence of $385 million of incremental political advertising achieved in 2020, including:

•  Record subscription revenue of $1.5 billion, up 14 percent year-over-year in spite of the interruption of service with DISH

•  AMS revenue was a record $1.4 billion, up 22 percent year-over-year.

Non-financial KPIs: Strategic and Business

•  Successfully led negotiations that culminated in entering into a definitive agreement pursuant to which the Company will be acquired by an affiliate of Standard General for $24.00 per share in cash, subject to stockholder and regulatory approvals and other customary closing conditions.

•  Completed the acquisition and successful integration of Locked On Podcasting Network.

•  Successfully led the Company’s negotiations of comprehensive retransmission consent agreements representing approximately 30 percent of the Company’s subscribers.

•  Oversaw Premion’s achievement of more than 40% percent growth in 2021 relative to 2020 despite the absence of political revenue and the ongoing weakness in the auto category due to supply chain issues.

•  Continued to execute on the Company’s expense savings plan, ending the year with expenses coming in just under plan.

Non-financial KPIs: People

•  Oversaw the Company’s progress on its 2025 diversity, equity and inclusion goals, which the Company is on track to achieve ahead of schedule.

•  Delivered a first-of-its-kind inclusive journalism training program in partnership with The Poynter Institute and provided unconscious bias training to leaders across the Company.

•  Expanded the Company’s initiatives to identify and develop its internal talent, including expanding the Producer-in-Residence program and implementing a critical leadership skill training program.

•  Continued to make progress on the Company’s leadership succession and development plans.

*

Reconciliation of the following non-GAAP financial measure to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed: adjusted EBITDA – page 35.

36	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Victoria D. Harker, Executive Vice President and Chief Financial Officer

2021 Goals:

The Committee evaluated Ms. Harker’s 2021 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Ms. Harker’s financial KPIs included, among other things, budget targets, Adjusted EBITDA, effective tax rate, earnings per share and external audit fees.

Ms. Harker’s non-financial goals included, without limitation, the continued transformation of the Company’s finance function, capital allocation, strategic transactions, cost restructuring, and people goals relating to hiring and promotion, racial and gender diversity and succession planning.

2021 Performance Highlights and Key Accomplishments:

Ms. Harker delivered a strong performance in 2021 during which she and her finance team supported achievement of the Company’s strong financial performance, supported shareholder value creation through efficient capital allocation decisions, including the Company’s increase of its quarterly dividend, continued to actively manage and implement expense reductions, supported the successful negotiation of retransmission agreements, drove the Company’s strong pension plan investment results and identified new areas of investment opportunity for the Company. Her annual bonus for 2021 reflected the Committee’s assessment of her and the Company’s performance, including her achievement of the following KPIs:

Financial KPIs

•  Achieved the Company’s full year Adjusted EBITDA of $948 million*, exceeding her EBITDA KPI.

•  Supported achievement of the Company’s 2021 budget targets, including its expense savings target, through accurate and timely forecasting.

•  Achieved the Company’s full year earnings per share budget.

Non-financial KPIs: Strategic and Business Goals

•  Working with external financial advisors, provided strategic transaction support in connection with various potential sale scenarios relating to the Company.

•  Drove the work behind increasing the Company’s quarterly dividend by approximately 36%.

•  Successfully launched finance-specific work on various large-scale requests for proposals, with a focus on lowering costs as well as diversity objectives.

•  Began the transition of the Company’s financial transaction processing organization

Non-financial KPIs: People Goals

•  In collaboration with Mr. Lougee and the Company’s chief human resources officer, developed and began executing against a succession and development plan for the finance team, including a development plan for her successor.

•  Re-aligned the Company’s corporate financial planning and analysis team to support the Company’s strategic goals and 2021 operating plan.

*

Reconciliation of the following non-GAAP financial measure to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed: adjusted EBITDA – page 35.

2022 PROXY STATEMENT	|	37

Executive Compensation: How the Committee Determines NEO Compensation

Lynn Beall, Executive Vice President and Chief Operating Officer – Media Operations

2021 Goals:

The Committee evaluated Ms. Beall’s 2021 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Ms. Beall’s financial KPIs included, among other things, goals relating to net income before taxes and revenue, including Premion revenue.

Ms. Beall’s non-financial goals included, without limitation, audience growth, content transformation, retransmission and network affiliation agreement negotiations, optimization of the Company’s sale organization, and people goals relating to talent and culture, racial and gender diversity and succession planning.

2021 Performance Highlights and Key Accomplishments:

In 2021, while overseeing one of the most geographically diverse broadcast groups in the United States, Ms. Beall led the Company’s media operations through another historic news cycle that included a continuing global pandemic, an insurrection at the U.S. Capitol, coverage of extreme weather events, and emotional trial coverage sparked by the 2020 demonstrations for racial justice. Despite these and other challenges, the Company’s media operation realized strong results across the board under her leadership, driven by a strategic plan that focused on people, content and sales. Ms. Beall’s annual bonus for 2021 reflected the Committee’s assessment of her and the Company’s performance, including her achievement of the following KPIs:

Financial KPIs	Drove the Company’s record Media Operations revenue, also meeting her budget goal with respect to Media Operations net income before taxes and total Media Operations expense savings, while nearly meeting her goal with respect to subscription revenue despite of the impact of the interruption of service with DISH.

Non-financial KPIs: Strategic and Business Goals

•  Successfully led the Company’s negotiations of comprehensive retransmission consent agreements representing approximately 30 percent of the Company’s subscribers.

•  Oversaw the Company’s continuing progress on its TEGNA Sales One Team initiative, moving additional billings to its national sales team with improved cost efficiencies.

•  Implemented a regular momentum tracking study to hold the Company’s television stations accountable to positive product improvement.

•  The Company continued to be the most awarded and celebrated local news operation for quality journalism, receiving 10 national Edward R. Murrow awards and three of four local news Peabody nominations in 2021.

Non-financial KPIs: People Goals

•  Oversaw the rollout of the Company’s inclusive journalism training program for all content employees and audits for each newsroom’s products.

•  Through her succession planning and development efforts, oversaw the promotion of six diverse internal candidates into the position of station general manager.

•  Remained on track to achieve the 2025 diversity, equity and inclusion goals relating to the Company’s content leadership and content teams.

38	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Akin S. Harrison, Senior Vice President and General Counsel

2021 Goals:

The Committee evaluated Mr. Harrison’s 2021 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Mr. Harrison’s financial KPIs included managing the law department’s budget and total Company outside legal fees.

Mr. Harrison’s non-financial goals included providing legal counsel and leadership in support of the Company’s purpose, strategic transactions, negotiations and compliance efforts, leadership for the Company’s ethics standards and initiatives, legal support in connection with the Company’s contested director election, and people goals relating to diversity and inclusion and leadership development.

2021 Performance Highlights and Key Accomplishments:

In 2021, Mr. Harrison continued to effectively manage the law department and he and his team successfully managed a wide variety of legal matters for the Company, including a contested director election, FCC compliance, company-wide contracts, internal investigations, and antitrust and First Amendment matters. Mr. Harrison’s annual bonus for 2021 reflected the Committee’s assessment of his and the Company’s performance, including his achievement of the following KPIs:

Financial KPIs	Continued to successfully manage the legal department’s budget and total Company outside legal fees, enabling him to exceed his KPIs in each area for the year.

Non-financial KPIs: Strategic and Business Goals

•  Provided legal counsel and coordinated with outside counsel and the Company’s advisor team in connection with the Board’s evaluation of unsolicited acquisition proposals.

•  Supported the Company’s negotiations of comprehensive retransmission consent agreements representing approximately 30 percent of the Company’s subscribers.

•  Oversaw the Company’s legal compliance program, including ethics and antitrust training sessions.

•  Worked with a multi-functional team to oversee the Company’s efforts to take an inventory of its scope 1, 2 and 3 greenhouse gas emissions.

Non-financial KPIs: People Goals

•  Continued to take steps to develop the members of the legal department, including the promotion of a team member to corporate secretary.

•  Continued to support company-wide diversity and inclusion initiatives as an executive sponsor of the Company’s diversity and inclusion working group.

In determining the annual bonus payouts for each NEO, the Committee considered the strong individual and Company performance results referenced above. In particular, the Committee recognized the Company’s record revenue and strong EBITDA performance, which was achieved despite the loss of 2020’s political revenue, as well as the critical achievements outlined in the achievement scorecard. Based on its comprehensive review of these considerations, the Committee determined that the Company’s performance, and each NEO’s individual performance, was above target and awarded 2021 annual bonuses as follows:

Executive	BONUS

Mr. Lougee	$1,450,000

Ms. Harker	$880,000

Ms. Beall	$775,000

Mr. Harrison	$430,000

LONG-TERM INCENTIVES

The Company’s long-term incentive program (the “LTI Program”) consists of awards of Performance Shares and Restricted Stock Units. The Performance Shares are based on the Company’s adjusted EBITDA and Free Cash Flow metrics, which the Committee views as critical to measuring our success in creating value for shareholders.

2022 PROXY STATEMENT	|	39

Executive Compensation: How the Committee Determines NEO Compensation

The Committee uses a two-year performance cycle for the Performance Shares in order to address the significant cyclical revenue increase the Company experiences in even-numbered years due to political spending during mid-term and presidential election years as a result of the Company’s strong political footprint.

Under the Performance Share program, grants are made, and a new two-year performance cycle begins, each year. At the end of each two-year performance cycle, the number of shares of Company common stock earned will be determined based upon the Company’s level of achievement versus the aggregate financial performance target or targets set by the Committee for that cycle. Any earned shares of Company common stock will not be distributed to executives until after the completion of the three-year service period. If the Company fails to meet threshold performance against a financial performance metric at the end of any performance cycle, no Performance Shares will be earned and no payout of shares of Company common stock will be made with respect to that financial performance metric. The current LTI Program has been used for awards made since 2018.

Long-Term Equity Awards under the 2021 LTI Program

For the March 1, 2021 grants, the Committee determined total long-term equity award target values for the NEOs taking into account market data and, for executives other than Mr. Lougee, the recommendations of Mr. Lougee and our Senior Vice President and Chief Human Resources Officer. These target values were calculated by multiplying the NEO’s base salary by a target percentage, which target percentage took into account:

•	the nature and responsibility of the position;

•	internal pay equity among positions; and

•	comparative market data.

Following an assessment of the market data and recommendations made with the assistance of Meridian, the Committee approved 2021 total long-term award target values for each of our NEOs in February 2021. The Committee determined that these long-term equity award values were appropriate given the individual performance of each NEO against his or her KPIs, the financial performance of the Company and the operations for which they are responsible, the Company’s progress towards the goals of its strategic plan and the Committee’s assessment of market pay levels. The long-term award targets were not increased from 2020 except for Mr. Harrison.

EXECUTIVE	2021 BASE SALARY	LONG TERM- AWARD TARGET PERCENTAGE	TOTAL LONG- TERM AWARD TARGET VALUE

Mr. Lougee	$975,000	450%	$4,387,500

Ms. Harker	$700,000	200%	$1,400,000

Ms. Beall	$620,000	185%	$1,147,000

Mr. Harrison	$450,000	185%	$ 832,500

40	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

On March 1, 2021, the long-term equity award value for each NEO was translated into a target award of Performance Shares and an award of RSUs based upon the Company’s closing stock price on February 28, 2021 (taking into account that dividends would not be paid on the Performance Shares or RSUs during the respective vesting periods), as follows:

EXECUTIVE	PERFORMANCE SHARES (TARGET #)	RSUs

Mr. Lougee	176,610	75,086

Ms. Harker	44,278	35,938

Ms. Beall	36,277	29,444

Mr. Harrison	26,330	21,371

2021 Performance Share Awards

For the 2021 Performance Share grants, the Committee determined to maintain the same performance metrics that will be measured over the applicable performance cycle, as follows:

Performance Metric	Weighting(1)	Description

Adjusted EBITDA	2/3	Compares, in percentage form, (1) the sum of the actual Adjusted EBITDA generated by the Company in each of the two applicable fiscal years, to (2) the sum of the target budgeted amounts of Adjusted EBITDA set by the Committee in connection with its annual budget review process for such fiscal years.

Free Cash Flow as a Percentage of Revenue	1/3	Compares, in percentage form, (1) the aggregate amount of Free Cash Flow generated by the Company in the two applicable fiscal years measured as a percentage of the aggregate total Company revenues generated by the Company in such fiscal years, to (2) the weighted average of the targeted level of Free Cash Flow as a percentage of total Company revenues set by the Committee in connection with its annual budget review process for such fiscal years.

(1)	The Performance Shares place a higher weighting on Adjusted EBITDA given the importance of meeting our profitability expectations.

For purposes of the 2021 Performance Share grants:

•

“Adjusted EBITDA” means net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation, (9) amortization, and (10) expense related to performance share long-term incentive awards. Net income from continuing operations may be further adjusted to exclude unusual or non-recurring charges or credits to the extent and in the amount such items are separately reported or discussed in the financial statements and notes thereto or in management’s discussion and analysis of the financial statements in a periodic report filed by the Company under the Securities Exchange Act of 1934, as amended.

•

“Free Cash Flow” means “net cash flow from operating activities” less “purchase of property and equipment”, each as reported in the Company’s consolidated statements of cash flows, and adjusted to exclude (1) voluntary pension contributions, (2) capital expenditures required either by government regulators or due to natural disasters offset by any reimbursements of such expenditures (e.g., from the U.S. government or an insurance company), and (3) the same adjustments made to Adjusted EBITDA, other than income taxes and interest to the extent of their impact on Free Cash Flow. When calculating Free Cash Flow in respect of the 2021 Performance Shares, actual changes in working capital for the year will be disregarded to the extent they are greater than or less than the $20 million collar specified by the Committee from the target change in working capital. The “collar” limits the effect of volatility in working capital that can impact the Company’s Free Cash Flow.

The Committee reserves the right to modify the calculations to adjust for impacts it deems appropriate.

2022 PROXY STATEMENT	|	41

Executive Compensation: How the Committee Determines NEO Compensation

The following table illustrates the ranges of potential payouts based on threshold, target and maximum performance levels for each financial performance metric adopted by the Committee for the applicable performance cycle:

	Actual versus Target	Applicable Payout Percentage*

Below Threshold (80%)	<80%	0

Threshold	80%	65%

Target	100%	100%

Maximum	110%	200%

Above Maximum	>110%	200%

*	The Applicable Payout Percentage is calculated using straight line interpolation for points between Threshold and Target and for points between Target and Maximum.

The Company does not publicly disclose its expectations of how it will perform on a prospective basis in future periods or specific long-term incentive plan targets applicable under its compensation programs due to potential competitive harm. The target performance goals for Adjusted EBITDA and Free Cash Flow for each two-year performance cycle are designed to be appropriately challenging based on internal forecasts and the Company’s historical results, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.

With certain exceptions for terminations due to death, disability, retirement (defined as 65 years of age or at least 55 years of age with at least 5 years of service) or a change in control of the Company, Performance Shares generally vest on the expiration of the three-year vesting service period (the Incentive Period) only if the executive continues to be employed by the Company through the last day of the vesting service period.

Following the end of the vesting service period, each executive who has earned Performance Shares will receive the number of shares of Company common stock earned for the performance cycle, less withholding taxes. Dividends are not paid or accrued on Performance Shares.

The vesting of the Performance Share grants will not accelerate in connection with a change in control, unless the executive has a qualifying termination of employment within two years following the date of the change in control or the grants are not continued or assumed (e.g., the grants are not equitably converted or substituted for awards of the successor company) following the change in control. In the event a change in control occurs prior to the expiration of the applicable performance period, the executive will receive (if the vesting requirements are satisfied) the target number of Performance Shares set forth in the executive award agreement for that Performance Share grant. In the event a change in control occurs after the expiration of the applicable performance period but prior to the expiration of the applicable vesting service period, the executive will receive (if the vesting requirements are satisfied) the number of Performance Shares earned during the applicable performance cycle.

2021 RSU Awards

An RSU generally represents the right to receive a share of Company stock at a specified date, provided that certain service requirements are satisfied. The RSUs granted to our NEOs in 2021 generally vest and are paid in four annual installments, a longer cycle than the three-year vesting period often used by companies for RSU grants. Executives are also entitled to receive a prorated portion of their RSUs upon retirement, disability or death. The vesting of the RSUs will not accelerate in connection with a change-in-control, unless the executive has a qualifying termination of employment within two years following the date of the change-in-control or the grants are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company) following the change-in-control.

42	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Results for 2020 Performance Share Awards

In 2020, the NEOs received Performance Share awards with a two-year performance cycle of January 1, 2020 through December 31, 2021, contingent on the Company achieving its two-year Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance targets. The performance metric targets established by the Committee were designed to be challenging.

Performance Metric Targets for the 2020 Performance Shares

	Adjusted EBITDA	Cash Flow as a Percentage of Revenue

2020-2021 Total:	$1,963,771,000	19.5%[1]

[1]	Based on a Free Cash Flow target of $1,170,912,000 and a Revenue target of $5,996,027,000.

In February 2022, the Committee determined that the 2020-2021 Adjusted EBITDA and Cash Flow as a Percentage of Revenue performance metrics were achieved at $2,000,298,000 and 21.3%, respectively, which resulted in a payout percentage of 143.1% of the target number of 2020 Performance Shares, resulting in each NEO earning the following number of Performance Shares:

Executive	2020 Performance Shares

Mr. Lougee	325,794

Ms. Harker	81,680

Ms. Beall	66,919

Mr. Harrison	45,945

The earned 2020 Performance Shares remain subject to service vesting requirements; they generally will be paid out shortly after February 28, 2023 to the extent the executive has satisfied the vesting requirements for such awards as of such date.

Benefits and Perquisites

The Company’s NEOs are provided a limited number of personal benefits and perquisites (described in footnote 4 to the Summary Compensation Table). The Committee’s objectives in providing these benefits are to provide insurance protection for our NEOs and their families, to enable the Company to attract and retain superior management talent in a competitive marketplace, to complement other compensation components, and to help minimize distractions from our executives’ attention to important Company initiatives.

The personal benefits and perquisites the Company provides to our NEOs, including medical, life insurance and disability plans, are generally the same as those offered to other similarly situated senior executives. For additional information about these and other post-employment benefits, see the “Other Potential Post-Employment Payments” section of this Proxy Statement.

Post-Termination Pay

The Company sponsors post-termination pay plans which assist the Company in recruiting and retaining employees and in providing leadership stability and long-term commitment.

2022 PROXY STATEMENT	|	43

Executive Compensation: How the Committee Determines NEO Compensation

TEGNA Retirement Plan (TRP)

Prior to the spin-off of Gannett in June 2015 (the “Gannett Spin-off”), eligible Company employees generally had earned benefits under the Gannett Retirement Plan (GRP). In connection with the Gannett Spin-off, the Company adopted the TEGNA Retirement Plan (TRP), a tax-qualified defined benefit retirement plan which assumed the GRP pension liabilities relating to Company employees. Accordingly, the TRP generally provides retirement income to certain of the Company’s U.S.-based employees who were employed before their benefits were frozen on August 1, 2008, at which time participants, including each of the NEOs (other than Ms. Harker, who did not participate in the GRP and does not participate in the TRP), ceased to earn additional benefits for compensation or service earned on or after that date. The TRP provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of credited service, referred to as final average earnings, or FAE. Subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans other than the TEGNA Deferred Compensation Plan (DCP). Until benefits commence, participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy).

Effective January 1, 1998, the Company made a significant change to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service with the Company were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Other employees were transitioned to the post-1997 plan provisions under the GRP.

The pre-1998 plan provisions provide for a benefit that is expressed as a monthly annuity at normal retirement equal to a gross benefit reduced by a portion of the participant’s Social Security benefit. Generally, a participant’s annual gross benefit is calculated by multiplying the participant’s years of credited service by specified percentages (generally 2% for each of a participant’s first 25 years of credited service and 0.7% for years of credited service in excess of 25) and multiplying such amount by the participant’s FAE. Benefits under the pre-1998 plan provisions are paid in the form of monthly annuity payments for the life of the participant and, if applicable, the participant’s designated beneficiary. The pre-1998 plan provisions provide for early retirement subsidies for participants who terminate employment after attaining age 55 and completing five years of service and elect to commence benefits before age 65. Under these provisions, a participant’s gross benefit that would otherwise be paid at age 65 is reduced by 4% for each year the participant retires before age 65. If a participant terminates employment after attaining age 60 with 25 years of service, the participant’s gross benefit that would otherwise be paid at age 65 is reduced by 2.5% for each year the participant retires before age 65.

The post-1997 plan provisions provide for a benefit under a pension equity formula, which generally expresses a participant’s benefit as a current lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service, and, in some circumstances, with age. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be paid as either a lifetime annuity or a lump sum.

As noted above, in connection with the Gannett Spin-off, the TRP assumed the GRP pension liabilities of the NEOs who had accrued a benefit under the GRP. The TRP benefit for each of our participating NEOs is calculated under the post-1997 plan provisions. However, as noted below, the SERP benefit for Ms. Beall is calculated under the pre-1998 plan provisions. Each of the NEOs who participates in the TRP is fully vested in his or her TRP benefit.

In connection with its acquisition of Belo Corp. (Belo), the Company assumed the legacy Belo pension plan (the “Belo Plan”), which was merged into the TRP. Since Mr. Lougee earned a pension benefit while employed by Belo, the total TRP benefit for Mr. Lougee is calculated based on his accruals under both the post-1997 TRP plan provisions and the Belo Plan provisions, in which benefits he is also fully vested. Under the Belo Plan, which was frozen to new benefits as of March 31, 2007, Mr. Lougee will be entitled to monthly annuity payments for his life commencing at age 65 calculated by multiplying his Belo credited service (including any additional service credits provided when the plan was frozen) by his monthly FAE, in each case earned at Belo as of March 31, 2007, and further multiplied by specified percentages (generally 1.1% plus 0.35% for average earnings in excess of covered compensation). If Mr. Lougee were to terminate employment and elect to commence receiving benefits prior to age 65, his benefit that would otherwise be paid at age 65 would be reduced as follows: 3.33% per year for each year of such early retirement prior to age 61 and 6.67% per year for each year of such early retirement between ages 61 and 65.

44	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

TEGNA Supplemental Retirement Plan (SERP)

The SERP is a nonqualified retirement plan that provides eligible employees with retirement benefits that cannot be provided under the TRP due to the Internal Revenue Code, which limits the compensation that can be recognized under qualified retirement plans and imposes limits on the amount of benefits which can be paid. For some participants, including Ms. Beall, the SERP also provides a benefit equal to the difference between the benefits calculated under the pre-1998 formula, without regard to the IRS-imposed limits on pay and benefits, and the amount they will receive from the TRP under the post-1997 formula. The SERP benefits for Mr. Lougee and Mr. Harrison are calculated under the post-1997 formula without regard to the IRS-imposed limits on pay and benefits. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the TRP. Ms. Harker does not participate in the SERP.

In conjunction with the Company’s decision to freeze benefits under the GRP, the Company also decided to make changes to benefits under the SERP. Generally, until December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula continued to accrue benefits under the SERP. However, their benefits for credited service after August 1, 2008 were calculated at a rate that is one-third less than the pre-August 1, 2008 rate. Ms. Beall is the only NEO who was affected by this change. Ms. Beall is currently eligible for early retirement under the pre-1998 formula that applies to her under the SERP.

Effective December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for earnings, credited service, cost of living adjustments or any other factor or reason after that date. Ms. Beall is the only NEO who was affected by this change.

Effective August 1, 2008, SERP participants whose SERP benefits were not calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for compensation or service earned on or after that date. Until benefits commence, such participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy). Mr. Lougee and Mr. Harrison are the only NEOs who were affected by this change.

SERP benefits generally vest if the participant terminates employment after attaining age 55 and completing at least five years of service with the Company, although benefits become fully vested upon a change in control.

SERP benefits are generally paid in the form of a lump sum amount when a participant separates from service or, if later, the date the participant attains age 55, except that payment is accelerated in the event that the Company undergoes a change in control.

Mr. Lougee and Ms. Beall each are fully vested in his or her SERP benefits. Mr. Harrison is not vested in his SERP benefit but will become vested if he continues employment until age 55.

TEGNA 401(k) Savings Plan (401(k) Plan)

Most of the Company’s employees based in the United States are eligible to participate in the TEGNA 401(k) Savings Plan (“401(k) Plan”), which permits eligible participants to make pre-tax contributions and provides for matching and other employer contributions. Since 2018, the matching contribution rate for the 401(k) plan has been 100% of the employee’s elective deferrals up to the first 4% of the employee’s compensation. For purposes of the 401(k) Plan and subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company contributions under the 401(k) Plan are immediately vested when they are made; therefore, as of the date of this Proxy Statement, Company contributions are 100% vested for each of the NEOs.

TEGNA Deferred Compensation Plan (DCP)

Each NEO who participates in the DCP, the Company’s nonqualified deferred compensation plan, may elect to defer all or a portion of his or her compensation under the DCP, provided that the minimum deferral must be $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each NEO are vested and will be deemed invested in the fund or funds designated by such NEO from among a number of funds offered under the DCP.

2022 PROXY STATEMENT	|	45

Executive Compensation: How the Committee Determines NEO Compensation

The DCP provides for Company contributions on behalf of certain employees whose benefits under the 401(k) Plan are capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP are calculated by applying the same formula that applies to an employee’s matching contributions under the 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. Participants are not required to make elective contributions to the DCP to receive an employer contribution under the DCP. The same vesting rules that apply under the 401(k) Plan apply to contributions under the DCP, except that amounts under the DCP become vested upon a change in control. Each NEO has been credited with Company contributions to the DCP and was immediately vested in his or her Company contribution when it was made.

Amounts that a participant elects to defer into the DCP are generally paid at the time and in the form elected by the participant, provided that if the participant terminates employment before attaining age 55 and completing five years of service, benefits are paid in a lump sum amount upon such termination (although for pre-2005 deferrals the Committee may pay such deferrals in five annual installments). The DCP permits participants to receive in-service withdrawals of participant contributions for unforeseeable emergencies and certain other circumstances. Prior to when the deferrals are made, a participant may make a special election as to the time and form of payment for benefits that become payable due to the participant’s death or disability if payments have not already commenced, and deferrals will be paid in accordance with such elections under those circumstances. Company contributions to the DCP are generally paid in the form of a lump sum amount when a participant separates from service. The payment of post-2004 Company and participant DCP contributions is accelerated in the event that the Company undergoes a change in control.

TEGNA 2015 Change in Control Severance Plan

The TEGNA 2015 Change in Control Severance Plan (CIC Severance Plan) provides severance pay for certain key executives upon a change in control of the Company in order to assure the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. Mr. Lougee is the only NEO eligible to participate in the CIC Severance Plan. Ms. Harker, Ms. Beall and Mr. Harrison participate in the TEGNA Transitional Compensation Plan (TCP) rather than the CIC Severance Plan. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

With those goals in mind, the CIC Severance Plan provides that a participant would be entitled to compensation if the participant is terminated prior to and in connection with a change in control or, if within two years from the date of the change in control, the participant’s employment is terminated by the Company other than for “cause,” or by the participant for “good reason”.

Following is a summary of several key terms of the CIC Severance Plan:

•

“change in control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities; (2) the Company’s incumbent directors ceasing to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of a sale of the Company in a merger or similar transaction, or a sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.

•

“cause” means (1) the participant’s material misappropriation of Company funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied within 30 days following notice from the Company; or (3) the participant’s conviction, including a plea of guilty or of nolo contendere, of a securities law violation or a felony.

•

“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of the participant’s duties, authorities or responsibilities; (2) a reduction in the participant’s base salary or target bonus opportunity; (3) a failure to

46	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

provide the participant with an annual long-term incentive opportunity whose grant date value is equivalent to or greater in value than participant’s regular annual long-term incentive opportunity in effect on the date of the change in control; (4) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control, or the Company’s requiring the participant to be based anywhere other than the Company’s offices, except for required travel on the Company’s business to an extent substantially consistent with the participant’s business travel obligations prior to the change in control; (5) the failure by the Company to pay any compensation or benefits due to the participant; (6) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (7) any purported termination of the participant’s employment that is not effected pursuant to the CIC Severance Plan.

•

“multiplier” means 3.0 for the Company’s CEO as of the date of the change in control; 2.0 for a participant who on the date of the change in control is a member of the Company’s executive leadership team and reports directly to the Company’s CEO; and 1.0 for other participants. Mr. Lougee’s multiplier is 3.0.

A NEO entitled to compensation under the CIC Severance Plan would receive:

•

Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items), and (2) the greater of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs; and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.

•

COBRA Benefit. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the date of termination.

•

Excise Taxes. In the event benefits otherwise would be subject to Section 4999 of the Code, they will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put the applicable participant in a better after-tax position.

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.

TEGNA Transitional Compensation Plan (TCP)

The TCP is a legacy plan that provides severance pay for some of our NEOs and other key executives upon a change in control of the Company. Ms. Harker, Ms. Beall and Mr. Harrison participate in the TCP. Ms. Harker first participated in the TCP after April 15, 2010. Mr. Lougee participates in the CIC Severance Plan rather than the TCP.

On December 8, 2015, the Company, consistent with its practice of updating its plans and programs from time to time in light of evolving market trends, froze participation in the TCP and, effective December 15, 2016, additional service credit accruals for existing participants.

The TCP assures the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. As a result, we believe the TCP helps promote the retention and continuity of certain key executives for at least one year after a change in control. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without

2022 PROXY STATEMENT	|	47

Executive Compensation: How the Committee Determines NEO Compensation

concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

With those goals in mind, the TCP provides that participants would be entitled to compensation following a change in control if (1) within two years from the date of the change in control the participant’s employment is terminated by the Company other than for “cause,” or by the employee for “good reason”, or (2) in the case of executives participating in the TCP before April 15, 2010 (but not those who first participate in the TCP on or after that date), within a 30-day window period beginning on the first anniversary of the change in control, the executive terminates his or her employment voluntarily.

Following is a summary of several key terms of the TCP:

•

“change in control” means the first to occur of: (1) the acquisition of 20% or more of our then-outstanding shares of common stock or the combined voting power of our then-outstanding voting securities; (2) our incumbent directors cease to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of our sale in a merger or similar transaction or sale or other disposition of all or substantially all of our assets; or (4) approval by our shareholders of the Company’s complete liquidation or dissolution.

•

“cause” means (1) any material misappropriation of Company funds or property; (2) the executive’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; or (3) conviction of a felony involving moral turpitude.

•

“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of an executive’s duties or responsibilities; (2) a reduction in, or failure to pay timely, the executive’s compensation and/or other benefits or perquisites; (3) the relocation of the executive’s office outside the Washington, D.C. metropolitan area or away from the Company’s headquarters; (4) the failure of the Company or any successor to assume and agree to perform the TCP; or (5) any purported termination of the executive’s employment other than in accordance with the TCP. Any good faith determination of “good reason” made by the executive shall be conclusive.

•

“severance period” means a number of whole months equal to the participant’s months of continuous service with the Company or its affiliates divided by 3.33; provided, however, that in no event shall the participant’s severance period be less than 24 months or more than 36 months, regardless of the participant’s actual length of service. As of December 31, 2021, the severance periods for Ms. Harker, Ms. Beall and Mr. Harrison are 24, 36 and 36 months, respectively.

An NEO entitled to compensation under the TCP would receive:

•

Pension. In addition to their vested TRP and SERP benefits, upon their termination of employment, TCP participants are entitled to a lump sum payment equal to the difference between (1) the amount that would have been paid under the TRP and SERP had the executive remained in the employ of the Company for the severance period and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher, and (2) the amount payable under the TRP and SERP as of the later of the date of the change in control or the termination date, whichever is higher. Ms. Beall’s SERP benefit was subject to a service and pay freeze as of December 15, 2017. Mr. Harrison’s SERP benefit was subject to a service and pay freeze as of August 1, 2008. Ms. Beall is 100% vested in her SERP benefit and Mr. Harrison would become 100% vested in his SERP benefit in the event of a change in control. The TCP would provide each of Ms. Beall and Mr. Harrison with increases in her or his pension benefit through the end of her or his severance period. Ms. Harker does not participate in the TRP or the SERP.

•

Payments. Upon a TCP participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (i) any unpaid base salary through the date of termination at the higher of the base salary in effect immediately prior to change in control or on the termination date; and (ii) an amount equal to the highest annual bonus paid in the three preceding years which is prorated to reflect the portion of the fiscal year in which the participant was employed prior to termination. Additionally, TCP participants are paid a lump sum cash severance payment equal to the participant’s severance period divided by twelve multiplied by the sum of (1) the executive’s highest base salary during the 12-month period prior to the termination date or, if higher, during the 12-month period prior to the change in control (plus

48	|	2022 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

certain other compensation items paid to the participant during the 12-month period prior to the date of termination), and (2) the greater of (a) the highest annual bonus earned by the executive in the three fiscal years immediately prior to the year of the change in control or (b) the highest annual bonus earned by the executive with respect to any fiscal year during the period between the change in control and the date of termination.

•

Excise Taxes. Executives participating in the TCP before April 15, 2010 (but not those who first participated in the TCP on or after that date) would be entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that excise tax reimbursement payments were appropriate for certain TCP participants. Executives, such as Ms. Harker, who first participated in the TCP on or after April 15, 2010, will not receive a Section 4999 excise tax reimbursement. The change of control benefits for executives who are not entitled to receive a Section 4999 excise tax reimbursement payment will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position.

•

Medical and Life Insurance. For purposes of determining a TCP participant’s eligibility for retiree life insurance and medical benefits, the participant is considered to have attained the age and service credit that the participant would have attained had the participant remained employed until the end of the severance period. Additionally, each TCP participant receives life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the participant not been terminated.

TEGNA Executive Severance Plan (TESP)

Each of the NEOs participates in the TEGNA Inc. Executive Severance Plan (TESP). The TESP provides severance payments to each of the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment. Under the TESP, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple; and (b) the sum of the participant’s (1) annual base salary and (2) average annual bonus earned for the three fiscal years immediately preceding the termination. The severance multiple is 2.0 for a participant who is the Company’s Chief Executive Officer, 1.5 for a participant who is a member of the Company’s executive leadership team who reports directly to the Company’s Chief Executive Officer, and 1.0 for all other participating executives. In addition, participating executives would receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s competition, solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant. The severance multiples for Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison are 2.0, 1.5, 1.5 and 1.5, respectively.

In May 2017, in order to secure the retention of Ms. Harker following the Cars.com Spin-off, the Company entered into a letter agreement with Ms. Harker pursuant to which she was entitled to participate in the TESP or a plan that provides substantially similar benefits through February 28, 2018. Following that date, Ms. Harker is permitted to terminate her employment with the Company voluntarily and receive the benefits contemplated by the TESP or such other severance plan, subject to her compliance with certain notice requirements and the terms of such plan (including the execution of a release of claims) and provided that circumstances have not arisen entitling the Company to terminate her employment for cause.

Additional information regarding severance benefits for the Company’s NEOs is set forth in the section of this Proxy Statement entitled “Other Potential Post-Employment Payments.”

2022 PROXY STATEMENT	|	49

Executive Compensation: How the Committee Determines NEO Compensation

Other Compensation Policies

Recoupment Policy

The Company has adopted a recoupment or “clawback” policy that applies to cash-based and equity-based incentive compensation awards granted to the Company’s employees, including the NEOs. Under the policy, to the extent permitted by applicable law and subject to the approval of the Committee, the Company may seek to recoup any incentive based compensation awarded to any employee subject to the policy, if (1) the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, (2) the fraud or intentional misconduct of an employee subject to the policy contributed to the noncompliance that resulted in the obligation to restate, and (3) a lower award of incentive-based compensation would have been made to the covered employee had it been based upon the restated financial results. In December 2018, the Company amended its recoupment policy to also permit the Committee to recoup up to three years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise), even if the Company is not required to prepare an accounting restatement. The policy is in addition to any other remedies the Company may have, including those available under Section 304 of the Sarbanes-Oxley Act of 2002, as amended.

Hedging, Short-Selling and Pledging Policy

The Company has adopted a policy that prohibits the Company’s employees and directors from purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold, purchasing the Company’s shares on margin and selling any securities of the Company “short.” The policy also prohibits the Company’s directors and executive officers from borrowing against any account in which the Company’s equity securities are held or pledging the Company’s equity securities as collateral for a loan. These prohibitions apply whether or not such equity securities were acquired through the Company’s equity compensation programs.

Tax Considerations

Effective January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to an individual who was the company’s CEO, CFO or one of the company’s next three other most highly compensated executive officers in any year after 2016. As a general matter, while the Committee considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent and result in strong returns to shareholders, even if such compensation is not deductible by the Company for federal income tax purposes.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures included in this Proxy Statement. Based on such review and discussion, on April 28, 2022 the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Form 10-K/A filed on May 2, 2022, and the Board has approved that recommendation.

Leadership Development and Compensation Committee

Scott K. McCune, Chair

Howard D. Elias

Lidia Fonseca

Melinda C. Witmer

50	|	2022 PROXY STATEMENT

Executive Compensation: Summary Compensation Table

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(4)	Total ($)
David T. Lougee (President and CEO)	2021	975,000	1,450,000	4,387,505	5,465	140,507	6,958,477
	2020	915,986	1,146,500	4,387,505	70,994	192,401	6,713,385
	2019	950,000	1,225,000	3,324,995	100,646	186,105	5,786,746
Victoria D. Harker (Executive Vice President and Chief Financial Officer)	2021	700,000	880,000	1,399,988	0	72,614	3,052,602
	2020	670,385	695,000	1,400,002	0	75,691	2,841,078
	2019	700,000	780,000	1,400,003	0	72,414	2,952,417
Lynn Beall (Executive Vice President and COO—Media Operations)	2021	620,000	775,000	1,147,010	0	115,580	2,657,590
	2020	587,077	605,000	1,146,990	664,106	113,778	3,116,951
	2019	585,961	610,000	884,999	744,670	108,250	2,933,880
Akin S. Harrison (Senior Vice President and General Counsel)	2021	450,000	430,000	832,512	2,175	31,999	1,746,686
	2020	425,385	312,500	787,502	5,004	31,022	1,561,413
	2019	425,000	300,000	531,253	8,086	25,555	1,289,894

(1)

The amounts reported in this column for 2020 reflect that in response to the COVID-19 pandemic senior Company executives, including each of the NEOs, accepted temporary salary reductions pursuant to which Mr. Lougee received a 25% temporary salary reduction and senior Company executives, including each of the NEOs other than Mr. Lougee, received a 20% temporary salary reduction during the second quarter of 2020.

(2)

Amounts in this column represent the aggregate grant date fair value of Performance Share and RSU awards computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) based on the assumptions set forth in note 9 to the Company’s 2021 audited financial statements. The amounts reported in this column are not paid to or realized by the NEO. There can be no assurance that the ASC 718 amounts shown in this column will ever be realized by an executive officer. The value of grants of Performance Shares included above have been calculated assuming the target level of performance is met, which we consider to be the most probable outcome. If grants of Performance Shares were calculated assuming the maximum level of performance was met, the amounts shown in this column for Mr. Lougee would be: 2021: $7,458,753; 2020: $7,458,760; 2019: $5,486,240; for Ms. Harker: 2021: $2,169,982; 2020: $2,169,998; 2019: $2,170,007; for Ms. Beall: 2021: $1,777,867; 2020: $1,777,836; 2019: $1,371,748; and for Mr. Harrison: 2021: $1,290,391; 2020: $1,220,626; and 2019: $823,443.

(3)

Amounts in this column represent the aggregate increase, if any, of the accumulated benefit liability relating to the NEO under the TRP and the SERP in the applicable fiscal year. Amounts are calculated by comparing values as of the pension plan measurement date used for the Company’s financial statements for the applicable fiscal years. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles with the exception of retirement age, pre-retirement mortality and probability of terminating employment prior to retirement. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age. The above values are calculated assuming each NEO survives to the assumed retirement age. The amounts reported in this column shown for Mr. Lougee include the accumulated benefit liability related to his legacy Belo Corp. pension benefit. The amounts reported in this column shown for Ms. Harker reflect the fact that she does not participate in the TRP or the SERP.

(4)

Amounts for 2021 reported in this column include (i) life insurance premiums paid by the Company for Ms. Beall in the amount of $15,733 (for an explanation of the Company’s life insurance programs, see footnote 3 to the “Potential Payments to NEOs Upon Termination” table beginning on page 59 of this Proxy Statement); (ii) matching contributions of $11,600 to each of the respective 401(k) accounts of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison; (iii) Company contributions into the DCP accounts of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in the amounts of $73,260, $44,200, $37,400, and $18,900, respectively (for an explanation of these payments, see the discussion of the TEGNA Deferred Compensation Plan beginning on page 55 of this Proxy Statement); (iv) premiums in the amount of $10,200 paid by the Company for supplemental medical coverage for Mr. Lougee and Ms. Beall; (v) other than for Ms. Harker and Mr. Harrison, a Company-provided automobile (beginning in 2012, the Company no longer provides this benefit to new senior executives), (vi) legal and financial services for Mr. Lougee and Ms. Beall; (vii) TEGNA Foundation grants to eligible charities recommended by Mr. Lougee and Ms. Harker of up to $15,000 annually (beginning in 2013, the Company no longer provides this benefit to new senior executives, including Ms. Beall and Mr. Harrison); and (viii) premiums paid by the Company for travel accident insurance for Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in the amounts of $1,814, $1,814, $1,814 and $1,499, respectively. The NEOs also occasionally receive tickets to sporting events for personal use if the tickets are not needed for business use, for which the Company does not incur incremental costs.

2022 PROXY STATEMENT	|	51

Executive Compensation: Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards in 2021. See the table entitled “Outstanding Equity Awards at Fiscal Year End” for the number of plan-based awards outstanding on December 31, 2021.

			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date(1)	Committee Meeting Date	Threshold (#)	Target (#)	Maximum (#)
Mr. Lougee	3/1/2021	2/10/21	114,797	176,610	353,220		3,071,248
	3/1/2021	2/10/21				75,086	1,316,258
Ms. Harker	3/1/2021	2/10/21	28,781	44,278	88,556		769,994
	3/1/2021	2/10/21				35,938	629,993
Ms. Beall	3/1/2021	2/10/21	23,580	36,277	72,554		630,857
	3/1/2021	2/10/21				29,444	516,153
Mr. Harrison	3/1/2021	2/10/21	17,115	26,330	52,660		457,879
	3/1/2021	2/10/21				21,371	374,634

(1)	See the “Compensation Discussion and Analysis” section for a discussion of the timing of various pay decisions.
(2)

These share numbers represent the threshold, target and maximum payouts which may be earned under the 2021 Performance Share awards. The threshold payout is 65% of the target Performance Share award, and the maximum payout is 200% of the target Performance Share award.

(3)

The RSU grants reported in this column generally vest in four equal annual installments and, subject to certain exceptions, the corresponding vested shares of the Company’s common stock generally will be delivered to the NEO in four equal annual installments beginning on February 28, 2022.

(4)

The full grant date fair value of the awards was computed in accordance with ASC 718, based on the assumptions set forth in note 9 to the Company’s 2021 audited financial statements. There can be no assurance that the ASC 718 amounts shown in the table will ever be realized by an executive officer. Amounts shown for grants of Performance Shares have been calculated assuming the target level of performance is met.

52	|	2022 PROXY STATEMENT

Executive Compensation: Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Lougee	19,740(2)	366,374
	46,550(3)	863,968
	72,481(4)	1,345,247
	75,086(5)	1,393,596
	239,031(6)	4,436,415
	325,794(7)	6,046,737
			176,610	(8)	3,277,882
Ms. Harker	12,921(2)	239,814
	25,200(3)	467,712
	34,692(4)	643,884
	35,938(5)	667,009
	85,161(6)	1,580,588
	81,680(7)	1,515,981
			44,278	(8)	821,800
Ms. Beall	7,960(2)	147,738
	15,930(3)	295,661
	28,422(4)	527,512
	29,444(5)	546,481
	53,834(6)	999,159
	66,919(7)	1,242,017
			36,277	(8)	673,301
Mr. Harrison	2,461(2)	45,676
	9,563(3)	177,489
	19,515(4)	362,198
	21,371(5)	396,646
	32,316(6)	599,785
	45,945(7)	852,739
			26,330	(8)	488,685

(1)

The value of these RSUs and Performance Shares is based on the product of the number of the applicable RSUs or Performance Shares shown multiplied by $18.56, the closing price of a share of Company stock on December 31, 2021. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(2)	These RSUs vested on February 28, 2022.
(3)	Fifty percent of these RSUs vested on February 28, 2022 and the remaining fifty percent of these RSUs are scheduled to vest on February 28, 2023.
(4)	One third of these RSUs vested on February 28, 2022 and the remainder of these RSUs are scheduled to vest in two equal annual installments on February 28, 2023 and February 29, 2024.
(5)

Twenty-five percent of these RSUs vested on February 28, 2022 and the remainder of these RSUs are scheduled to vest in three equal annual installments on February 28, 2023, February 29, 2024 and February 28, 2025.

2022 PROXY STATEMENT	|	53

Executive Compensation: Option Exercises and Stock Vested

(6)

These share numbers represent the Performance Shares earned for the 2019-2020 performance cycle, which were earned at 136.7% of target. These Performance Shares were paid out on February 28, 2022 at the end of the service-based vesting period.

(7)

These share numbers represent the Performance Shares earned for the 2020-2021 performance cycle, which were earned at 143.1% of target as described on page 43 of this Proxy Statement. The payout of the earned Performance Shares remains subject to a service-based vesting period ending February 28, 2023.

(8)

These share numbers represent the target Performance Share awards under the Performance Share program for the 2021-2024 Incentive Period. If the performance conditions are met during the two-year performance cycle ending December 31, 2022, these Performance Shares are eligible to vest on February 29, 2024.

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David T. Lougee	263,725	4,772,328
Victoria D. Harker	121,752	2,204,299
Lynn Beall	121,752	2,204,299
Akin S. Harrison	22,543	409,375

(1)

These share amounts include (a) 25% of the Company’s RSU awards granted on March 1, 2020 which vested on February 28, 2021 (which RSUs were paid to the NEOs by the Company shortly after the vesting date); (b) 25% of the Company’s RSU awards granted on March 1, 2019 which vested on February 28, 2021 (which RSUs were paid to the NEOs by the Company shortly after the vesting date); ; (c) 25% of the Company’s RSU awards granted on March 1, 2018 which vested on February 28, 2021(which RSUs were paid to the NEOs by the Company shortly after the vesting date); and (d) the Company’s 2018 PSU awards granted on March 1, 2018, which vested on February 28, 2021 and were paid on March 4, 2021 at 132.5% of target.

(2)

For each of the NEOs, these amounts equal the sum of (a) the product of the aggregate number of Company RSU shares granted on March 1, 2018, March 1, 2019 and March 1, 2020, which vested on February 28, 2021, multiplied by $18.23 (the closing price of a share of Company stock on February 28, 2021, the last trading day before the vesting date), and (b) the product of the aggregate number of Company 2018 PSU shares granted on March 1, 2018 multiplied by 132.5% and $18.05 (the closing price of a share of Company stock on March 4, 2021, the settlement date).

Pension Benefits

The table below shows the actuarial present value as of December 31, 2021 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each, under each of the TEGNA Retirement Plan, or TRP, and the TEGNA Supplemental Retirement Plan, or SERP, in each case determined using assumptions consistent with those used in the Company’s financial statements, except with respect to pre-retirement mortality, probability of turnover prior to retirement and retirement age. The table below reflects an immediate retirement for all NEOs who participate with respect to the TRP and the SERP. The amounts reported in the table reflect payment at the earliest point in time at which benefits are available without any reduction for age. Information regarding the TRP and SERP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Post-Termination Pay.” Ms. Harker does not participate in the TRP or the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Lougee(1)	TRP	20.12	715,313	0
	SERP	6.58	17,342	0
Ms. Beall(2)	TRP	20.17	334,865	0
	SERP	29.58	4,501,441	0
Mr. Harrison(3)	TRP	5.33	42,619	0
	SERP	5.33	1,777	0

54	|	2022 PROXY STATEMENT

Executive Compensation: Non-Qualified Deferred Compensation

(1)

The TRP amount shown for Mr. Lougee includes the accumulated benefit related to his legacy Belo Corp. pension benefit. The number of years of credited service shown for Mr. Lougee include 13.5 years of service under the Belo Corp. Pension Plan, which was acquired by the Company. The Company has not granted Mr. Lougee any additional credited service under the pension plans. The present values of Mr. Lougee’s accumulated TRP and legacy Belo Corp. pension benefits are $151,796 and $563,517, respectively.

(2)

Ms. Beall has fewer years of credited service under the TRP than under the SERP. As discussed in the description of the SERP beginning on page 45 of this Proxy Statement, participants in the SERP whose SERP benefits were not calculated under the pre-1998 formula ceased accruing credit for additional years of service after the GRP was frozen on August 1, 2008. Until December 31, 2017, at which time SERP participants whose SERP benefits were calculated under the pre-1998 formula ceased accruing credit for additional years of service or compensation, Ms. Beall continued to accrue benefits under the SERP at a reduced rate (as described in the discussion of the SERP found in the “Compensation Discussion and Analysis” section of this Proxy Statement) based on actual years of service. The Company does not generally provide additional pension service credit to any executive for years not actually worked.

(3)	Mr. Harrison is not vested in his SERP benefit but will become vested if he continues employment until age 55.

Non-Qualified Deferred Compensation

The TEGNA Deferred Compensation Plan, or DCP, is a non-qualified plan that allows Company executives to defer all or a portion of their compensation. Participant contributions that are not treated as if invested in the Company’s stock are generally distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. Effective August 1, 2008, the DCP also provides for Company contributions for certain participants. Additional information regarding the DCP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Post-Termination Pay.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Mr. Lougee	0	73,260	242,314	0	1,347,468
Ms. Harker	0	44,200	110,181	0	579,392
Ms. Beall	0	37,400	30,392	0	176,442
Mr. Harrison	0	18,900	34,334	0	208,717

(1)

For 2021, the Company credited contributions to the DCP on behalf of each NEO in an amount equal to 4% of their respective cash compensation that exceeds the Internal Revenue Code limits on the amount of compensation that can be taken into account when calculating benefits under a qualified plan. These Company contributions are initially treated as invested in Company stock (although participants can reallocate the contributions to other designated investment options) and are distributed in cash. The amounts shown in this column reflect the Company contributions made in February 2022 for services provided by each of the NEOs in 2021, all of which contributions were included in the amounts reported in the “All Other Compensation” column of the “Summary Compensation Table” found on page 51 of this Proxy Statement.

2022 PROXY STATEMENT	|	55

Executive Compensation: Other Potential Post-Employment Payments

Other Potential Post-Employment Payments

The Company’s employee benefit programs provide the NEOs with post-termination benefits in a variety of circumstances. The amount of compensation payable may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not-for-cause termination, termination following a change in control or termination in the event of the disability or death of the executive. The following table describes payments the NEOs generally may receive under the Company’s employee benefits programs following termination in connection with certain events. Benefits provided to an NEO pursuant to a particular agreement or other arrangement between the Company and the NEO are not described in the table below. Any such benefits are described in the footnotes to the “Potential Payments to NEOs Upon Termination” table beginning on page 59 of this Proxy Statement.

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Pension	Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

Vested portion of:

(1) TRP benefit payable to an eligible spouse at the date of NEO’s death.

(2) SERP benefit payable to an eligible spouse at the later to occur of (a) the date of death or (b) the date the NEO would have attained age 55.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

In addition to their vested TRP and SERP benefits, NEOs who participate in the SERP and TRP are entitled to receive a lump sum payment in an amount determined based upon the SERP and TRP payment the NEO would have received if the NEO had remained employed by the Company during the applicable severance period.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.
Restricted Stock Units	Vested RSUs are payable at the date of termination and if termination occurs after age 65 (or after attaining 55 with 5 years or more of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO’s estate is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	RSUs only provide for accelerated vesting if the awards are not continued or assumed upon a change in control or there is a qualifying termination within 2 years of the change in control.

Vested RSUs are payable at the date of termination, and if termination occurs after age 65 (or after attaining 55 with 5 or more years of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.

56	|	2022 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Performance Shares	Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 years or more of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.	The NEO’s estate is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.	The NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.

Performance Shares only provide for accelerated vesting if the awards are not continued or assumed upon the change in control or there is a qualifying termination within 2 years of the change in control.

Performance Share award payouts made as a result of change in control occurring prior to the expiration of the two-year performance cycle will be made at target; if the change in control occurs after the performance cycle is completed, payouts will be determined based on the Company’s achievement of the applicable performance metrics during the performance cycle.

Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 or more years of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.
Life and Disability Insurance Benefits	None.

NEOs are generally entitled to receive death benefits under individual policies maintained by the Company and owned by the NEO or pursuant to the Company’s group life insurance program applicable to all employees.

			NEOs are generally entitled to receive disability benefits under the Company’s disability plans applicable to all employees, but only if their condition qualifies them for such benefits.	None.	None.

2022 PROXY STATEMENT	|	57

Executive Compensation: Other Potential Post-Employment Payments

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Excise Taxes	None.	None.	None.

Mr. Lougee and Ms. Harker. Change in control benefits would be reduced to the extent the executive is better off on an after-tax basis.

Ms. Beall and Mr. Harrison. Payment of an amount sufficient to make each NEO who participated in the TCP prior to April 15, 2010 whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code.

None.
Severance Pay	None.	None.	None.	Lump sum payment calculated in accordance with the TCP or the CIC Severance Plan, as applicable.	Lump sum payment calculated in accordance with the TESP for the NEOs who participate in the plan.

The table below discloses the varying amounts payable to each continuing NEO in each of the noted situations. It assumes, in each case, that the executive’s termination was effective as of December 31, 2021. In presenting this disclosure, we describe amounts earned through December 31, 2021, taking into account, where applicable, bonuses paid in 2022 but earned as a result of 2021 performance and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates of the amounts which would have been paid out to the executives upon their termination had it occurred on December 31, 2021. In addition, receipt of severance benefits under the TESP generally would be conditioned on the executive signing a separation agreement that includes a release of claims in favor of the Company and its respective affiliates, and agreement to adhere to customary post-employment restrictive covenants. The amounts shown in the Change in Control column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2021, in excess of the compensation and benefit entitlements that are payable to an NEO upon Retirement/Voluntary Termination.

58	|	2022 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

Potential Payments to NEOs Upon Termination

	Retirement/ Voluntary Termination (2) ($)		Death ($)		Disability ($)		Change in Control (6)(8)(9) ($)		Involuntary Termination without Cause ($)

David T. Lougee

Pension	708,949		426,772		708,949		0		708,949

Restricted Stock Units	1,329,323		1,329,323		1,329,323		2,639,863		1,329,323

Performance Shares(1)	8,795,695		8,795,695		8,795,695		3,144,138		8,795,695

Life and Disability Insurance Benefits	0		0	(3)	4,422,155	(5)	0		0

Severance Pay	0		0		0		6,746,500		4,497,667	(10)

Excise Tax Reimbursement	0		0		0		0	(7)	0

Total:	10,833,967		10,551,790		15,256,122		12,530,501		15,331,634

Victoria D. Harker

Pension(4)	0		0		0		0		0

Restricted Stock Units	712,556		712,556		712,556		1,305,863		712,556

Performance Shares(1)	2,647,491		2,647,491		2,647,491		814,283		2,647,491

Life and Disability Insurance Benefits	0		1,250,000	(3)	5,542,945	(5)	0		0

Severance Pay	2,227,500	(11)	0		0		932,500		2,227,500	(10)

Excise Tax Reimbursement	0		0		0		0	(7)	0

Total:	5,587,547		4,610,047		8,902,992		3,052,646		5,587,547

Lynn Beall

Pension	5,409,707		5,409,707		5,409,707		454,717		5,409,707

Restricted Stock Units	506,688		506,688		506,688		1,010,703		506,688

Performance Shares(1)	1,889,686		1,889,686		1,889,686		650,714		1,889,686

Life and Disability Insurance Benefits	0		0	(3)	2,072,757	(5)	0		0

Severance Pay	0		0		0		4,185,000		1,925,000	(10)

Excise Tax Reimbursement	0		0		0		2,445,224	(7)	0

Total:	7,806,081		7,806,081		9,878,838		8,746,358		9,731,081

Akin S. Harrison

Pension	42,619		42,619		42,619		6,325		42,619

Restricted Stock Units	0		295,271		295,271		982,010		0

Performance Shares(1)	0		1,223,345		1,223,345		1,684,376		0

Life and Disability Insurance Benefits	0		880,000	(3)	5,569,572	(5)	0		0

Severance Pay	0		0		0		2,640,000		1,196,250	(10)

Excise Tax Reimbursement	0		0		0		1,601,450	(7)	0

Total:	42,619		2,441,235		7,130,807		6,914,160		1,238,869

2022 PROXY STATEMENT	|	59

Executive Compensation: Other Potential Post-Employment Payments

(1)	The amounts shown in these rows represent the aggregate value of Performance Shares for the 2019-2022, 2020-2023 and 2021-2024 Incentive Periods, which:

(a)

in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, are prorated for Mr. Lougee, Ms. Harker and Ms. Beall based upon the number of full months the NEO has worked during the applicable Incentive Period, assuming payout to each NEO:

(i)

in respect of the 2019 Performance Shares, is based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 136.7% of the target amounts for the grants made in connection with the Company’s 2019-2022 Incentive Period,

(ii)

in respect of the 2020 Performance Shares, is based on actual performance levels for each performance metric during the two-year performance cycle, resulting in 143.1% of the target amounts for the grants made in connection with the Company’s 2020-2023 Incentive Period, and

(iii)

in respect of the 2021 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2021-2024 Incentive Period, in each case for (i) through (iii) at a per share stock value of $18.56, the closing price of a share of Company stock on December 31, 2021;

(b)	in the case of Death or Disability, are prorated for Mr. Harrison based upon the number of full months he has worked during the applicable Incentive Period, assuming payout to Mr. Harrison:

(i)

in respect of the 2019 Performance Shares, is based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 136.7% of the target amounts for the grants made in connection with the Company’s 2019-2022 Incentive Period, and

(ii)

in respect of the 2020 Performance Shares, is based on actual performance levels for each performance metric during the two-year performance cycle, resulting in 143.1% of the target amounts for the grants made in connection with the Company’s 2020-2023 Incentive Period, and

(iii)

in respect of the 2021 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2021-2024 Incentive Period, in each case for (i) through (iii) at a per share stock value of $18.56, the closing price of a share of Company stock on December 31, 2021; and

(c)	in the case of a change in control of the Company, assuming payout to each NEO in respect of:

(i)

the 2019 Performance Shares, is based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 136.7% of the target amounts for the grants made in connection with the Company’s 2019-2022 Incentive Period, and

(ii)

both the 2020 Performance Shares and the 2021 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2020-2023 Incentive Period and the 2021-2024 Incentive Period, respectively, in each case for (i) through (ii), without proration, and at a per share stock value of $18.56, the closing price of a share of Company stock on December 31, 2021.

Notwithstanding the assumptions set forth above, in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, Performance Shares will be paid out on the normal payout cycle (following the end of the applicable Incentive Period) based on the Company’s performance as measured under the applicable Performance Share award.

(2)

In addition to the amounts reported in this column, Mr. Lougee and Ms. Beall will receive the following post-retirement benefits and perquisites if he or she terminates employment (given that they are both currently retirement eligible): (i) legal and financial counseling services on the same basis as available to an active executive at the time his or her employment terminates, until April 15 of the year of retirement or the year following retirement; (ii) supplemental medical insurance coverage for the executive and his or her family; and (iii) generally continue to be permitted to recommend TEGNA Foundation grants to eligible charities up to $15,000 annually for a period of three years after retirement (Mr. Lougee only). If the executive is asked to represent the Company at a function or event, he or she is provided travel accident insurance. During the first year, we estimate the expected incremental cost to the Company for these post-retirement benefits would be approximately $55,600 for Mr. Lougee and $40,600 for Ms. Beall. During the second and third years following retirement, we estimate the expected incremental cost to the Company would be approximately $37,800 for Mr. Lougee and $22,800 for Ms. Beall. Thereafter, we estimate the expected incremental cost to the Company would be $21,000 for each of Mr. Lougee and Ms. Beall for these post-retirement benefits and perquisites. The Company reserves the right, in its sole discretion, to amend or terminate the post-retirement perquisites from time to time.

(3)	In connection with the Company’s life insurance programs:

•

NEOs may participate in the Company’s executive life insurance program. Mr. Lougee participates in the Key Executive Life Insurance Program (KELIP), Ms. Beall participate in the Executive Life Insurance Program (ELIP) and Ms. Harker and Mr. Harrison have chosen not to participate.

Under the KELIP, the face amount of the policy is determined once, at the beginning of the executive’s participation in the program and is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus (in each case, at the time of underwriting) increased four percent annually for the lesser of ten years or until the executive reaches age 65, and (ii) $200,000. The participant’s future pay increases have no impact on the face amount of the policy and the coverage level is stepped down to $500,000 upon the earlier of the participant reaching age 65 or the participant’s retirement.

Under the ELIP, the face amount of the policy is determined at each policy anniversary. The executive’s death benefit under this frozen plan is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus, and (ii) $200,000. The participant’s future pay increases, subject to a 10% guarantee issue increase limit, have a direct impact on the face amount of the policy. Upon the participant reaching age 65, the coverage level is reduced by 10% each year until it reaches $350,000.

60	|	2022 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

The Company pays premiums on the above-referenced individually-owned life insurance policies, which premium is expected to be approximately $15,700 for Ms. Beall in 2022. Subject to the terms of his or her participation agreement, the participant’s right to receive future annual premium payments may become vested. As of December 31, 2021, Mr. Lougee has the right to receive these benefits, and Ms. Beall is not vested in this benefit.

•

Death benefits are payable under individual universal life insurance policies maintained by the Company and owned by Mr. Lougee and Ms. Beall, respectively. The obligation to pay death benefits to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, pursuant to these insurance policies is that of the insurance company; the Company only pays the insurance premiums on behalf of the NEOs. In 2021, the Company paid insurance premiums on behalf of Ms. Beall. The life insurance proceeds that would have been payable (by the insurance company) to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, if a triggering event had occurred as of December 31, 2021 are: Mr. Lougee: $3,062,792 and Ms. Beall: $2,650,000.

•

Ms. Harker and Mr. Harrison continue to participate in the Company’s group life insurance program applicable to all employees (which provides for a benefit equal to the sum of base salary and last annual bonus, capped at $1,250,000).

•

In addition to the reported amount, the Company would continue to provide supplemental medical insurance coverage for their eligible dependents in the event of the deaths of Mr. Lougee or Ms. Beall, for the duration of the life of the eligible dependents. We estimate annual incremental costs to the Company for this benefit of approximately $21,000 for each of Mr. Lougee and Ms. Beall. Ms. Harker and Mr. Harrison are not eligible to receive this benefit.

(4)	The amounts shown for Ms. Harker reflect the fact that she does not participate in the TRP or the SERP.
(5)	In connection with the Company’s disability benefits programs:

•

Each NEO is entitled to a monthly disability benefit. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2021, and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan (e.g., a portion of the NEO’s SERP benefits, if any); and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits.

•

In the event that any of the NEOs become disabled he or she would be entitled to receive disability benefits under the Company’s disability plans, including: during the first six months of disability, disability benefits are paid at 100% of the executive’s pre-disability compensation for all or part of the six month period, depending on the length of the executive’s service, and if not paid at 100% for the entire six month period, disability benefits are paid at 60% of the executive’s pre-disability compensation for the balance of the six month period. After six months, disability benefits are paid at 60% or 50% of the executive’s pre-disability compensation, depending on whether the executive elects to pay for additional coverage. Certain executives are eligible to enroll in executive long-term disability coverage on an employee pay-all basis. This executive disability benefit provides additional disability income protection on earnings above the non-executive plan limit. To be eligible, the executive must have enrolled in the non-executive long-term disability coverage and elected the supplemental buy-up option which provides 60% income protection on annual earnings up to $500,000, defined as base salary, annual bonus and commissions. The executive disability coverage provides similar benefits on the earnings above the $500,000 limit. Mr. Lougee and Ms. Beall have each elected to participate in the executive long-term disability plan and the amounts set forth in this column reflect the additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65. For those who become disabled near or after age 65, benefits may continue for a specified time beyond age 65 under the terms of the plan.

(6)

The amounts set forth in this column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2021. These amounts would be in excess of the compensation and benefit entitlements described in this Proxy Statement that are payable to an NEO upon Retirement/Voluntary Termination absent a change in control.

(7)

This amount represents the excise tax reimbursement amount an NEO would receive in connection with a change in control of the Company. The amounts shown for Ms. Beall and Mr. Harrison reflect the fact that the compensation she and he would have received if a change in control of the Company took place on December 31, 2021, would trigger an excise tax under Internal Revenue Code Section 4999, and that under the TCP each of them would be entitled to receive the excise tax reimbursement payment shown in the table. Mr. Lougee participates in the CIC Severance Plan, which does not provide for an excise tax reimbursement payment. Ms. Harker is not entitled to receive an excise tax reimbursement under the TCP. In the event that Mr. Lougee or Ms. Harker were subject to the excise tax under Code Section 4999, their change in control benefits would be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position. The full amount of Mr. Lougee’s and Ms. Harker’s severance is reflected in the table without giving effect to any such potential reduction.

(8)

In addition to the amounts reported in this column, each NEO in the TCP (Ms. Harker, Ms. Beall and Mr. Harrison) would receive life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the executive not been terminated. Mr. Lougee, as a participant in the CIC Severance Plan, would receive a lump sum COBRA benefit. We estimate incremental costs to the Company for these benefits as follows: Mr. Lougee: $31,483, Ms. Harker: $27,414, Ms. Beall: $72,706, and Mr. Harrison: $39,805.

(9)

In addition to the benefits afforded under the TCP and the CIC Severance Plan, our NEOs also would receive other benefits under the SERP and the DCP upon a change in control that qualifies as a change in control under Code Section 409A, including:

•	SERP. All SERP benefits become immediately vested and benefits accrued up to the date of the change in control are paid out in the form of a lump sum distribution shortly after the change in control.

•	DCP. All post-2004 DCP benefits accrued up to the date of the change in control are paid in the form of a lump sum distribution shortly after the change in control.

2022 PROXY STATEMENT	|	61

Executive Compensation: Other Potential Post-Employment Payments

(10)

These amounts represent payments NEOs may be entitled to receive under the TESP, which provides severance payments to the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment.

(11)

Pursuant to her May 2017 letter agreement, Ms. Harker is entitled to a severance benefit under the TESP if she voluntarily terminates employment. See the section entitled “Compensation Discussion and Analysis—Post-Termination Pay—TEGNA Executive Severance Plan (TESP)” for a discussion of this benefit.

62	|	2022 PROXY STATEMENT

Executive Compensation: CEO Pay Ratio

CEO Pay Ratio

We are providing the following information to comply with Item 402(u) of Regulation S-K:

The 2021 total compensation of our CEO was $6,958,477.

The median employee we identified as of December 31, 2020 was promoted during 2021. Therefore, consistent with SEC regulations, we have calculated and presented the CEO pay ratio for 2021, below, on the basis of a new median employee identified as of December 31, 2021. To determine the new median employee, we first identified five possible median employees as of December 31, 2021 using our workforce of approximately 6,200 full, part-time and temporary employees and analyzing compensation paid in the form of base salary, bonus, commissions and sales incentives for the prior 12-month period. We then calculated 2021 total compensation for the five possible median employees based on the proxy rules for determining the annual compensation of NEOs and selected the median employee based on such calculations.

The 2021 total compensation of the median employee so selected, including base salary, overtime and 401(k) matching contributions, was $62,496.

The resulting ratio of our CEO’s 2021 total compensation to the 2021 total compensation of the median employee was 111 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

2022 PROXY STATEMENT	|	63

Proposal 3—Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

(Proposal 3 on the proxy card)

As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers (NEOs) as described in the “Compensation Discussion and Analysis” and the related executive compensation tables, notes and narrative included on pages 26-63 of this Proxy Statement.

As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Leadership Development and Compensation Committee oversees the Company’s executive compensation programs and supports compensation policies that place a heavy emphasis on pay for performance. The Leadership Development and Compensation Committee also recognizes the importance of competitive compensation programs that are essential to recruiting and retaining the key executive talent needed to drive shareholder value.

We believe our executive compensation plans, principles and programs, as currently structured and as implemented, strongly align the interests of our NEOs with those of our shareholders and permit the Company to attract, retain and motivate talented executives. We urge you to read the “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement, which describes in more detail the principles that guide the Committee’s compensation decisions and the components of our executive compensation plans and programs, as well as the Summary Compensation and other related executive compensation tables and narrative, beginning on page 51 of this Proxy Statement, which provide detailed information on the compensation of our NEOs.

The Board of Directors unanimously recommends that the shareholders of the Company vote “FOR” adoption of the following resolution:

“RESOLVED, that the shareholders of TEGNA Inc. approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related discussion.”

While the advisory vote we are asking you to cast is non-binding, the Company’s Leadership Development and Compensation Committee and the Board value the views of our shareholders and will take the outcome into account when considering future compensation decisions affecting our NEOs.

64	|	2022 PROXY STATEMENT

Proposal 4—Shareholder Proposal— Shareholder Right to Call a Special Shareholder Meeting

(Proposal 4 on the proxy card)

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareowner meeting. This includes that each shareholder shall have an equal right per share to formally participate in the calling for a special shareholder meeting.

It is important to vote for this Shareholder Right to Call a Special Shareholder Meeting proposal because we have no right to act by written consent. Shareholders at many companies have a right to call a special shareholder and the right to act by written consent. Without either of these rights TEGNA shareholders do not have a means with traction to bring new ideas to management.

A reasonable shareholder right to call for a special shareholder meeting to elect a new director can make shareholder engagement meaningful. The 2021 TEGNA annual meeting proxy statement had a 500-word segment on Shareholder Engagement.

If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting in our bylaws can make management think twice about insincerity.

A shareholder right to call for a special shareholder meeting in our bylaws will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting. Our bylaws give no assurance that shareholder engagement will continue.

A reasonable shareholder right to call for a special shareholder meeting could give directors more of an incentive to improve their performance. For instance, management pay was rejected by 15% of shares at the 2021 annual meeting when a 5% to 10% rejection is the norm. And Mr. Scott McCune chaired the executive pay committee.

To improve shareholder engagement and to make up for our lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

The Board of Directors unanimously recommends that the shareholders of the Company vote

“AGAINST” the Shareholder proposal seeking to give shareholders holding at least 10% of the Company’s stock the power to call a special shareholder meeting

TEGNA Inc. – Statement in Opposition of Special Meeting Proposal

After careful consideration, the Company’s Board of Directors (the “Board”) unanimously recommends that stockholders vote AGAINST this 10% special meeting right proposal. The Board believes the shareholder proposal permitting only 10% of the holders of our common stock to mandate the call of a special meeting is not in the best interests of the Company or its stockholders.

2022 PROXY STATEMENT	|	65

Proposal 4: Shareholder Proposal regarding Right to Call Special Meeting

The Company is committed to acting responsibly and with an eye towards advancing the best interests of our stockholders. The Company’s corporate governance policies and practices, including the Company’s proactive investor outreach program, afford stockholders various avenues and opportunities to voice their opinions, engage in a two-way constructive dialogue with the Board and Company management, hold us accountable and advocate for enhancements. The Company views ongoing dialogue with our stockholders as a critical component of our corporate governance approach and to our value creation and risk oversight strategies. As such, management and the Board actively and intently engage with the Company’s stockholders throughout the year and make it a top priority to consider and be responsive to stockholder feedback. A 10% special meeting right would potentially undermine the interests of our stockholders and the Company’s ability to maintain a long-term perspective. Accordingly, and for the reasons further elaborated upon below, the Board opposes the proposal.

The proposal is unnecessary given the Company’s robust corporate governance practices and established engagement with and responsiveness to stockholders.

Stockholders’ interests are already protected, not only by the Company’s corporate governance documents and practices, but also by numerous federal and state laws and stock exchange listing requirements. For example, in addition to being listed on the New York Stock Exchange, which requires, among other things, that listed companies obtain stockholder approval for equity compensation plans, significant issuances of equity securities to related parties, and more, the Company is incorporated in the state of Delaware. Delaware law requires that specified major corporate actions, such as a merger or a sale of all or substantially all of the Company’s assets, must be approved by stockholders, and also requires that the Board oversees the Company’s business. Furthermore, the Company already has numerous policies and mechanisms in place that allow for stockholders’ interests to be adequately protected and for stockholders to inform the Board of concerns other than through a special meeting, including:

•

The Company maintains an ongoing Board refreshment process, which has resulted in the addition of four independent directors since 2017 and the transition of key board positions, including the Board Chair role during 2018.

•	The Company has an independent Board chair.

•	All of our directors stand for election each year.

•	Eleven of the twelve Board members are independent.

•	Mergers and other business combinations involving the Company generally may be approved by a majority vote.

•	The Board has adopted a proxy access by-law provision.

•	The Company has a robust shareholder engagement program pursuant to which our independent directors and senior management are available to engage with investors.

•	The Company has a majority voting standard for uncontested director elections and a director resignation policy.

•	The Company has a “one share, one vote” governance structure in place.

•

The Company has implemented an enterprise risk management program to enhance the Board’s and management’s ability to identify, assess, manage and respond to enterprise-wide strategic, market, operational and compliance risks.

•

After extensive shareholder engagement, the Company has enhanced its Environmental, Social and Governance (ESG) disclosures by adopting the Sustainability Accounting Standards Board’s (SASB) reporting guideline for our industry.

•

The Company actively seeks to reach out to and engage with shareholders representing at least a majority of our outstanding shares each year in order to understand their viewpoints concerning a variety of topics.

The proposal may shift power to a small minority of stockholders and enable misuse and disruption to the detriment of the Company and our stockholders. The threshold is too low, is not tailored or optimal for the Company’s circumstances and is out of step with prevailing corporate practices for companies of similar size to the Company.

The Company’s Fourth Restated Certificate of Incorporation and By-Laws allow a special meeting of stockholders to be called by the Chairman of the Board or the Board. The Board believes that this provides the Company with the flexibility to convene special shareholder meetings when the Board, acting as fiduciaries, believes it would be in the best interests of the Company and its stockholders. Under this 10% special meeting right proposal, however, holders of only 10% percent of the Company’s

66	|	2022 PROXY STATEMENT

Proposal 4: Shareholder Proposal regarding Right to Call Special Meeting outstanding common stock would have the ability to call a special meeting, even when such a meeting would not be in the best interests of the Company or its other stockholders.

Currently, the Company’s two largest stockholders each hold over 10% of our outstanding common stock. In prior years, the Company has had other shareholders who held more than 10% of its outstanding shares and, under this proposal, would have had the ability to force the call of a special meeting without having to secure the support of a broader base of stockholders or, indeed, any stockholders other than themselves on a standalone basis. One of the reasons why a meaningful threshold serves as an important protection is to ensure that a broad base of investors who collectively meet the requisite threshold agree that a special meeting is warranted.

The 10% threshold of the proposed special meeting right is also too low as a matter of corporate practices. As of February 2022, a majority of the companies in the S&P 500 that permit stockholders to call special meetings set the ownership threshold at or above 20%, with nearly a majority (48%) setting it at 25% or higher. Additionally, our peers that permit stockholders to call special meetings typically also have a 25% or higher threshold. Further, a company’s market capitalization and the ease and frequency with which stockholders may build sizable individual percentage ownership stakes in that company are also important factors. For example, a 10% threshold for a company with a $100 billion market capitalization presents a much different situation, with different embedded implications and effective constraints, than a 10% threshold for a company of our size ($4-5 billion market capitalization). Therefore, if a special meeting right were appropriately to be created, not only would it need to be at a substantially higher threshold than the 10% threshold contemplated by this special meeting right proposal, but it would also need to include appropriate protections and safeguards.

Permitting stockholders holding only 10% of the Company’s outstanding common stock to call a special meeting would place the Company at risk of a small minority of self-interested stockholders – or in our case, even a single stockholder holding just 10% of our outstanding common stock – who have no legal obligation to consider the interests of other stockholders, to call special meetings. This would allow such stockholders to apply undue pressure or advance their narrow purposes rather than those of the Company and our stockholders as a whole. Accordingly, the Company believes that the Board, acting as fiduciaries, is in the best position to determine whether a special meeting is necessary or advisable to address certain concerns or whether the Company and its stockholders would be better served by waiting until the next annual meeting to address the specified concerns.

The proposal may require the Company to commit substantial time and resources to prepare for and conduct special meetings.

Convening a special meeting is a significant undertaking that requires a substantial amount of the Company’s time, energy and resources. The Company must pay to print, prepare, and distribute legal disclosure documents to stockholders and solicit proxies, among other things. Additionally, management and the Board are required to divert time from charting the Company’s long-term strategy and operating its business to prepare for and conduct the special shareholder meeting. Because of the burdens and risks such special meetings pose – especially with a threshold as low as 10% – the Board believes that a special meeting should only be undertaken when the Board, while exercising its fiduciary duties and taking into account the interests of all of the Company’s stockholders, determines that waiting until the Company’s next annual meeting to have stockholders consider a matter is not appropriate and that a special meeting is required. The Company’s current annual meeting process has been incredibly effective in allowing the Board to be responsive to stockholder issues.

As such, the Board of Directors unanimously recommends a vote “AGAINST” the foregoing shareholder proposal requesting the Board of Directors amend the Company’s governing documents to give holders in the aggregate of 10% of the Company’s outstanding common stock the power to call a special shareholder meeting.

2022 PROXY STATEMENT	|	67

Director Compensation

The compensation year for non-employee directors begins at each Annual Meeting of shareholders and ends at the following Annual Meeting of shareholders. The Leadership Development and Compensation Committee annually reviews the compensation program for non-employee directors with the assistance of Meridian, which provides a report evaluating the program relative to market practices. The Company paid its directors the following compensation for the 2021-2022 director compensation year:

•	an annual retainer of $100,000;

•

an additional annual retainer fee of $20,000 to each of the chairs of the Leadership Development and Compensation Committee, Nominating and Governance Committee, and Public Policy and Regulation Committee, an additional annual retainer fee of $30,000 to the chair of the Audit Committee, and an additional annual retainer fee of $120,000 to the independent Chair of the Board;

•	an annual equity grant in the form of restricted stock units with a grant date value equal to $125,000, which grant may be deferred under the DCP;

•	travel accident insurance of $1,000,000; and

•	a match from the TEGNA Foundation of charitable gifts made by directors up to a maximum of $10,000 each year.

All cash retainers are payable in cash quarterly and may be deferred under the DCP.

The annual equity grant is made to directors on the first day of the compensation year for directors. These awards of restricted stock units vest at a rate of 1/4th of the shares per quarter after the grant date, receive dividends or, if deferred, dividend equivalent rights and, once fully vested, will be paid to the director on the first anniversary of the grant date (unless the director has elected to defer his or her restricted stock units under the Company’s Deferred Compensation Plan (“DCP”)), subject to the Company’s stock ownership guidelines for directors described below.

Restricted stock units will fully vest if a non-employee director retires from the Board due to the age of service limitations set forth in the Company’s By-laws or if the director leaves the Board because of death or disability. Restricted stock units also automatically vest upon a change in control of the Company. When a non-employee director leaves the Board for any other reason, the director’s unvested restricted stock units are forfeited.

Directors may elect to defer their cash retainer and/or annual equity grant under the DCP, which for cash fee deferrals provides for the same investment choices, including mutual funds and a TEGNA stock fund, made available to other DCP participants. Annual equity grants deferred at the election of the director must be invested in the TEGNA stock fund of the DCP.

The Company’s stock ownership guidelines encourage directors to own, directly, beneficially, or through the DCP, a number of shares having an aggregate value of at least three times the value of the director’s cash retainer. Directors are expected to hold all shares received from the Company as compensation until they meet their stock ownership guideline. All of our non-employee directors have either met or are on track to meet their stock ownership guideline.

68	|	2022 PROXY STATEMENT

Director Compensation

The following table shows the compensation paid to our independent directors for the fiscal year ended December 31, 2021. Mr. Lougee did not receive separate compensation for his service as a director and therefore is not included in the following tables.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gina L. Bianchini(4)	100,000	125,000	0	225,000
Howard D. Elias(4)	220,000	125,000	10,000	345,000
Stuart J. Epstein	100,000	125,000	0	225,000
Lidia Fonseca(4)	100,000	125,000	10,000	225,000
Karen H. Grimes	100,000	125,000	0	225,000
Scott K. McCune	120,000	125,000	10,000	245,000
Henry W. McGee(4)	120,000	125,000	5,000	245,000
Susan Ness	120,000	125,000	10,000	245,000
Bruce P. Nolop	125,000	125,000	4,000	254,000
Neal Shapiro(4)	100,000	125,000	10,000	225,000
Melinda C. Witmer(4)	100,000	125,000	10,000	225,000

(1)

Amounts shown in this column reflect the cash compensation earned by each director for 2021, in each case based upon the form in which the director elected to receive his or her retainer fees during the 2020-2021 and 2021-2022 director compensation periods.

(2)

Amounts shown in this column reflect the long-term equity award(s) granted to each director in 2021. The amounts in this column represent the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 based on the assumptions set forth in note 9 to the Company’s 2021 audited financial statements.

(3)

Represents charitable gifts matched by the TEGNA Foundation pursuant to the TEGNA Match program. The TEGNA Match program matches eligible gifts made by Company employees and directors up to an aggregate of $10,000 a year. Gifts must be made to eligible organizations, including tax exempt charitable organizations, tax exempt hospitals or medical centers, and tax-exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the U.S. and its territories.

(4)

For the 2020-2021 director compensation period, Ms. Witmer deferred all payments she received in the form of cash and restricted stock units and Mr. Elias, Mr. McGee and Mr. Shapiro each deferred all payments received in the form of restricted stock units. For the 2021-2022 director compensation period, Ms. Witmer deferred all payments she received in the form of cash and restricted stock units and Mr. Elias, Ms. Fonseca, Mr. McGee and Mr. Shapiro each deferred all payments received in the form of restricted stock units.

2022 PROXY STATEMENT	|	69

Outstanding Director Equity Awards at Fiscal Year-End

Name	Restricted Stock Awards (Vested/ Unvested) (#)
Gina L. Bianchini	11,666/3,329
Howard D. Elias	100,309/3,329
Stuart J. Epstein	3,328/3,329
Lidia Fonseca	18,993/3,329
Karen H. Grimes	3,328/3,329
Scott K. McCune	25,908/3,329
Henry W. McGee	53,440/3,329
Susan Ness	26,459/3,329
Bruce P. Nolop	8,252/3,329
Neal Shapiro	85,806/3,329
Melinda C. Witmer	34,473/3,329

70	|	2022 PROXY STATEMENT

Equity Compensation Plan Information

The table below sets forth the following information as of the end of the Company’s 2021 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders: (a) the number of securities to be issued upon the exercise of outstanding stock options (SOs), warrants and rights; (b) the weighted-average exercise price of such outstanding SOs, warrants and rights; and (c) other than securities to be issued upon the exercise of such outstanding SOs, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A)) (c)
Equity compensation plans approved by shareholders(1)	5,622,161		17,565,458
Equity compensation plans not approved by shareholders(2)	288,317		4,488,003
Total	5,910,478		22,053,461

(1)

The equity compensation plans approved by the Company’s shareholders are the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) and the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (amended and restated as of May 4, 2010), as amended (the “2010 Plan”). No further grants may be made under the 2010 Plan. The number in column (a) includes 2,914,037 shares subject to outstanding unvested restricted stock unit grants, vested restricted stock grants that have not been paid and vested restricted stock units grants that have not yet been paid, and 2,708,124 shares subject to outstanding unvested Performance Share awards. The number of shares subject to outstanding unvested Performance Share awards represents the 2019 PSU awards at 136.7 of target, the 2020 PSU awards a 143.1% of target, and the maximum number of Performance Shares issued upon vesting of the 2021 PSU awards. The actual number of Performance Shares issued for the 2021 PSU awards could be zero to 200% of the target number of Performance Shares underlying unvested awards. Assuming the target number of Performance Shares are issued for the 2021 PSU awards, the number of shares subject to unvested Performance Share awards would be 2,164,072 and 18,109,510 shares would remain available for future issuance under the 2020 Plan.

(2)

The TEGNA Deferred Compensation Plan, or DCP, is a non-qualified plan that provides benefits to directors and key executives of the Company. The DCP has not been approved by the Company’s shareholders. The DCP is a value-neutral plan, and there will be no additional premium or matching contribution with regards to the deferred compensation. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s stock are distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by directors of restricted stock or restricted stock unit grants are required to be distributed in stock under the terms of the DCP. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The DCP does not currently include any shares to be issued upon the exercise of outstanding stock options, warrants and rights as a result of deferrals of grants made under the 2020 Plan. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

2022 PROXY STATEMENT	|	71

Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders

The information presented below regarding beneficial ownership of common stock has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any SO or other right.

The following table presents, as of the Record Date, information based on the Company’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each current director and each nominee for election to the Board of Directors, the Company’s NEOs in 2021, and all directors and executive officers of the Company as a group. None of the shares owned by the Company’s directors or executive officers are pledged.

Name of Beneficial Owner(1)	Shares Owned(2)	Percent of Class

BlackRock, Inc.(3)	26,368,438	11.9%

The Vanguard Group, Inc.(4)	23,336,977	10.5%

Boston Partners(5)	11,420,907	5.1%

David T. Lougee	668,052	*

Victoria D. Harker	409,568	*

Lynn Beall	194,860	*

Akin S. Harrison	69,262	*

Gina L. Bianchini	30,307	*

Howard D. Elias	37,420	*

Stuart J. Epstein	38,457	*

Lidia Fonseca	46,554	*

Karen H. Grimes	18,550	*

Scott K. McCune	80,906	*

Henry W. McGee	4,112	*

Susan Ness	67,417	*

Bruce P. Nolop	55,542	*

Neal Shapiro	28,866	*

Melinda C. Witmer	16,028	*

All directors and executive officers as a group (15 persons including those named above)	1,765,899	*

*	Less than one percent.
(1)	Except as otherwise noted below, the address of each person listed in the table is: c/o TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.
(2)

The following shares of common stock are included in the table because they may be acquired pursuant to restricted stock units and/or restricted stock awards granted to directors which are payable to the director by the Company if the director leaves the Board prior to July 2, 2022: Mr. Elias-4,969; Ms. Fonseca-7,372; Mr. McCune-16,454; Mr. McGee-4,112; Ms. Ness-14,454; Mr. Nolop-4,969; and Mr. Shapiro-6,219.

(3)

Based upon information as of December 31, 2021, contained in a Schedule 13G/A filed with the SEC on January 26, 2022 by BlackRock, Inc., reporting, in the aggregate, sole voting power over 25,643,663 shares and sole dispositive power over 26,368,438. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

72	|	2022 PROXY STATEMENT

Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders

(4)

Based upon information as of December 31, 2021, contained in a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, reporting, in the aggregate, shared voting power over 221, 200 shares, sole dispositive power over 22,939,084 shares and shared dispositive power over 397,893 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based upon information as of December 31, 2021, contained in a Schedule 13G/A filed with the SEC on February 11, 2022 by Boston Partners, reporting, in the aggregate, sole voting power over 10,346,514 shares, shared voting power over 22,153 shares and sole dispositive power over 11,420,907 shares. The address for Boston Partners is One Beacon Street, 30th Floor, Boston, MA 02108.

2022 PROXY STATEMENT	|	73

Investment in TEGNA Stock by Directors and Executive Officers

The following table presents, as of the Record Date, the total investment position in the Company’s stock of its directors and executive officers, based on the Company’s records and filings with the SEC.

Name of Officer or Director	Title	Share Investment
David T. Lougee	President and CEO, Director	701,373
Victoria D. Harker	Executive Vice President and CFO	434,418
Lynn Beall	Executive Vice President and COO—Media Operations	204,311
Akin S. Harrison	Senior Vice President, General Counsel and Secretary	74,247
Gina L. Bianchini	Director	38,721
Howard D. Elias	Director	137,041
Stuart J. Epstein	Director	38,457
Lidia Fonseca	Director	61,687
Karen H. Grimes	Director	18,550
Scott K. McCune	Director	87,133
Henry W. McGee	Director	57,291
Susan Ness	Director	76,219
Bruce P. Nolop	Director	55,542
Neal Shapiro	Director	112,590
Melinda C. Witmer	Director	41,780
All directors and executive officers as a group (15 persons including those named above)		2,139,357

This table reflects the same information as the table in the preceding section, but it also includes vested shares of the Company’s stock that each person holds through the Company’s Deferred Compensation Plan. As of the Record Date, fully vested shares of the Company’s stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers under the Company’s Deferred Compensation Plan: Mr. Lougee-33,321; Ms. Harker-24,850; Ms. Beall-9,451; Mr. Harrison-4,985; Ms. Bianchini-8,415; Mr. Elias-99,621; Ms. Fonseca-15,133; Mr. McCune-6,227; Mr. McGee-53,179; Ms. Ness-8,802; Mr. Shapiro-83,724; Ms. Witmer-25,752; and all directors and executive officers as a group-373,458. These shares are not deemed to be “beneficially owned” under SEC rules and are therefore not included in the table in the preceding section.

74	|	2022 PROXY STATEMENT

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition, the Company has retained Innisfree M&A Incorporated, New York, New York (“Innisfree”), to aid in the solicitation of proxies at a fee of $20,000, plus out of pocket expenses. The Company has agreed to indemnify and hold harmless Innisfree and certain related persons against certain liabilities arising out of or in connection with the engagement.

2022 PROXY STATEMENT	|	75

Questions and Answers about the Proxy Materials and Annual Meeting

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2022 Annual Meeting of Shareholders to be held virtually on June 21, 2022 at 9:00 a.m. ET. This Proxy Statement furnishes you with the information you need to vote, whether or not you attend the Annual Meeting.

Will the 2022 annual meeting impact the pending merger?

On February 22, 2022, TEGNA entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 on March 10, 2022 (as may be further amended or supplemented, the “Merger Agreement”), with Teton Parent Corp., a Delaware corporation (“Parent”), Teton Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and solely for purposes of certain provisions specified therein, Community News Media LLC, a Delaware limited liability company (“CNM”), CNM Television Holdings I LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CNM, SGCI Holdings III LLC, a Delaware limited liability company, P Standard General Ltd., a British Virgin Islands exempted company, Standard General Master Fund L.P., a Cayman Islands limited partnership, Standard General Master Fund II L.P., a Cayman Islands limited partnership, Standard General Focus Fund L.P., a Delaware limited partnership, CMG Media Corporation, a Delaware corporation (“CMG”), CMG Media Operating Company, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CMG (“CMG Media”), CMG Farnsworth Television Holdings, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CMG Media (“CMG Newco 1”), CMG Farnsworth Television Operating Company, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CMG Newco 1, Teton Midco Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Midco”), Teton Opco Corp., a Delaware corporation and a direct, wholly owned subsidiary of Midco and CMG Farnsworth Television Acquisition Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of CMG. Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into TEGNA (the “Merger”), with TEGNA continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent. Notwithstanding the pending Merger, TEGNA is holding the annual meeting to satisfy state law requirements and New York Stock Exchange (NYSE) listing standards. For more information on the pending Merger, please see the definitive proxy statement on Schedule 14A that TEGNA filed with the U.S. Securities and Exchange Commission on April 13, 2022.

What items will be voted on at the annual meeting?

Shareholders will vote on the following items if each is properly presented at the Annual Meeting.

		TEGNA Board’s Recommendation	More Information (Page No.)

Proposal 1	Election of Directors	FOR ALL NOMINEES	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	25

Proposal 3	Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers	FOR	64

Proposal 4	Shareholder proposal regarding shareholder right to call a special meeting	AGAINST	65

76	|	2022 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

What must I do if I want to attend the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business May 3, 2022, which is the record date for the Annual Meeting (the “Record Date”), and invited guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.

Shareholders as of the record date who have a control number may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, your control number can be found on your proxy card or notice, or in an email you previously received.

Shareholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such shareholders must submit to Computershare proof of their proxy power (legal proxy) reflecting their Company share holdings along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on June 15, 2022. Shareholders as of the Record Date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

TEGNA Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Who may vote at the Annual Meeting?

If you owned Company stock at the close of business on the Record Date, then you may attend and vote online during the virtual Annual Meeting. You will need to follow the instructions set forth above in order to attend the Annual Meeting.

If you hold shares through a bank, broker, or other intermediary, you must provide a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the Annual Meeting. Otherwise, as a beneficial shareholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted by such nominee on your behalf. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. In uncontested situations, under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial shareholders must provide voting instructions with respect to non-routine matters. Only Proposal 2, to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year, is considered a “routine” matter. Therefore, with respect to that proposal only, your broker would have the authority to vote without your instruction.

Participants in the TEGNA 401(k) Saving Plan may not vote their plan shares by ballot at the Annual Meeting. For additional information on voting of plan shares held in the TEGNA 401(k) Savings Plan, see the question entitled “How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?” on page 79 below.

At the close of business on the Record Date, we had approximately 222,851,731 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

What constitutes a quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum to conduct business. Shares held by an intermediary, such as a banker or a broker, that are voted by

2022 PROXY STATEMENT	|	77

Questions and Answers about the Proxy Materials and Annual Meeting the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions and any broker non-votes (defined above) will be counted for the purpose of determining the existence of a quorum.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are permitted to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How can I get electronic access to the proxy materials?

This Proxy Statement and the Company’s 2021 Annual Report may be viewed online on the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. You can also elect to receive an email that will provide an electronic link to future Annual Reports and Proxy Statements rather than receiving paper copies of these documents. Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you. You can choose to receive future proxy materials electronically by visiting the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your choice to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

•

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the proxy materials are being sent directly to you by the Company.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your bank, broker or other intermediary. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Company shares, how do I vote?

If you are a shareholder of record, you may vote by proxy via the Internet or by telephone by following the instructions provided in the enclosed proxy card. You may also vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. However, due to ongoing delays in the postal system, we are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.

Shareholders of record may also attend the Annual Meeting and vote by ballot.

Even if you currently plan to attend the Annual Meeting, we encourage you to vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting. Your vote by ballot at the Annual Meeting will revoke any proxies previously submitted.

78	|	2022 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

If I am a beneficial owner of shares held in street name, how do I vote?

As described above, as a beneficial shareholder, you may vote by proxy by following the instructions provided to you by your bank, broker or other intermediary on the voting instruction form. You must provide your voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted. Due to ongoing delays in the postal system, we are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.

If you are a beneficial owner of shares held in street name and you wish to attend the Annual Meeting and vote by ballot, you will need to provide a legal proxy, in PDF or Image file format, from the organization that holds your shares giving you the right to vote your shares.

Will I be able to ask questions at the Annual Meeting?

Questions submitted during the Annual Meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the virtual Annual Meeting website.

Can I change or revoke my vote?

Yes. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by mailing another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the virtual Annual Meeting and voting by ballot, or by notifying the Company before the Annual Meeting that you want to revoke your proxy. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote by ballot if you decide to attend the Annual Meeting.

What are the votes required to adopt the proposals?

Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast with respect to that director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Nominating and Governance Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Ratification of the selection of our independent registered public accounting firm, the non-binding advisory vote to adopt the resolution to approve the Company’s executive compensation program, and the shareholder proposal regarding the right to call a special meeting each require the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. Abstentions, if any, will have no effect on the election of any director, but will have the same effect as votes “against” each of the other three proposals.

How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?

If you participate in the Company’s Dividend Reinvestment Plan, your shares of stock in that plan can be voted in the same manner as shares held of record. If you do not give instructions, your shares held in the Dividend Reinvestment Plan will not be voted. If you participate in the TEGNA 401(k) Savings Plan (the “401(k) Plan”), only the trustee for the 401(k) Plan may vote the shares on your behalf. Please direct the trustee(s) how to vote your shares by using the enclosed voting instruction form. The deadline for instructing the trustee(s) as to how to vote your shares is June 17, 2022. All shares in the 401(k) Plan for which no instructions are received will be voted in the same proportion as instructions provided to the trustee by other 401(k) Plan participants.

2022 PROXY STATEMENT	|	79

Questions and Answers about the Proxy Materials and Annual Meeting

How do I submit a shareholder proposal or nominate a director for election at the 2023 Annual Meeting?

To be eligible for inclusion in the proxy materials for the Company’s 2023 Annual Meeting, a shareholder proposal must be submitted in writing to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary and must be received by January 12, 2023. A shareholder who wishes to present a proposal or nomination at the Company’s 2023 Annual Meeting, but who does not request that the Company solicit proxies for the proposal or nomination, must submit the proposal or nomination to the Company at the same address no earlier than February 21, 2023 and no later than March 13, 2023. The Company’s By-laws require that any proposal or nomination must contain specific information in order to be validly submitted for consideration.

Can shareholders and other interested parties communicate directly with our Board?

Yes. The Company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the Chair of the Board or the non-management directors as a group by writing to the Board of Directors, the Chair or the Non-Management Directors, TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.

How can I obtain a shareholder list?

We will make available a list of shareholders of record as of the Record Date for inspection by shareholders for any purpose germane to the 2022 Annual Meeting from June 12 through June 21, 2022, a period of ten days before the 2022 Annual Meeting, at our headquarters located at 8350 Broad Street, Suite 2000, Tysons, VA 22102. The list will be available electronically on the meeting website during the live webcast of the 2022 Annual Meeting.

What is “householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name who have elected to receive paper copies of our proxy materials will receive only one copy of our 2021 Annual Report and this Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving multiple copies. This procedure will reduce our printing costs and postage fees. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2021 Annual Report, he or she may contact the Company’s Secretary at TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102 or by calling the Secretary at (703) 873-6600. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of the Company’s Annual Report and Proxy Statement, you may request householding in the future by contacting the Secretary.

How can I obtain a copy of the Company’s 2021 Annual Report?

A copy of our 2021 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being provided or made available to all shareholders of record on the Record Date. As permitted by the SEC, the Company is sending a Notice of Internet Availability of Proxy Materials to all shareholders.

If you hold your shares of record on the Record Date, you may request email or paper copies of our 2021 Annual Report over the Internet, at www.envisonreports.com/TGNA, by toll-free telephone call (in the U.S. and Canada) to 1-866-641-4276, or by email at investorvote@computershare.com. Please send an email with “Proxy Materials TEGNA Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

80	|	2022 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

If you hold your shares on the Record Date in “street name” through a bank, broker or other intermediary, you also may have the opportunity to receive copies of our 2021 Annual Report electronically. Please check the information in the proxy materials provided by your bank, broker or other intermediary.

You may also obtain a copy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Our 2021 Annual Report and 2021 Form 10-K are also available through the Company’s website at www.tegna.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

How can I obtain an additional proxy card or voting instruction form?

If you are a shareholder of record and you lose, misplace, or otherwise need to obtain a proxy card, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll free at (877) 750-8226 (from the U.S. and Canada) or +1(412) 232-3651 (from other countries).

If you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee and you lose, misplace, or otherwise need to obtain a voting instruction form, please contact your account representative at that organization.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change or revoke my vote?” above.

Who pays for the cost of proxy preparation and solicitation?

Our Board is responsible for the solicitation of proxies for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders.

In addition, our directors, officers, and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

2022 PROXY STATEMENT	|	81

Additional Information

Other Matters

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Incorporation By Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Leadership Development and Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Websites

Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on a review of reports filed with the SEC and written representations from certain reporting persons that no other reports were required, the Company believes that, during 2021, its directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals, except that its reporting officers (Mr. Lougee, Ms. Harker, Ms. Beall, Mr. Harrison and Clifton A. McClelland III, our SVP and Controller) and Ms. Witmer each filed a single Form 4 late due to administrative errors.

May 12, 2022

82	|	2022 PROXY STATEMENT

TEGNA

TEGNA Inc. | 8350 Broad St., Suite 2000 | Tysons, VA 22102 | www.TEGNA.com

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/TGNA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TGNA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3. 1. Election of Directors. The Nominees are: For Against Abstain For Against Abstain For Against Abstain 01 - Gina L. Bianchini 02 - Howard D. Elias 03 - Stuart J. Epstein 04. Lidia Fonseca 05 - David T. Lougee 06 - Karen H. Grimes 07 - Scott K. McCune 08 - Henry W. McGee 09 - Bruce P. Nolop 10 - Neal Shapiro 11 - Melinda C. Witmer 2. COMPANY PROPOSAL TO RATIFY the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year. For Against Abstain 3. COMPANY PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, the compensation of the Company’s named executive officers. For Against Abstain The Board of Directors recommends a vote AGAINST Proposal 4. 4. SHAREHOLDER PROPOSAL regarding shareholder right to call a special meeting. For Against Abstain The proxies are authorized to vote in their discretion upon such other business, if any, as may properly come before the annual meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 PCF + 03N7NB

TEGNA Inc. 2022 Annual Meeting of Shareholders The 2022 Annual Meeting of Shareholders of TEGNA Inc. will be held on Tuesday, June 21, 2022 at 9:00 a.m. Eastern Time, virtually via the Internet at meetnow.global/MVM6R56. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TGNA IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. TEGNA Inc. This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders - June 21, 2022 The undersigned hereby appoints David T. Lougee and Akin S. Harrison, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 21, 2022 and at any adjournment or postponement thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said Annual Meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the Annual Meeting. If you are a current or former employee of TEGNA Inc. and own shares of TEGNA common stock through the TEGNA 401(k) Savings Plan, we must receive your completed and executed proxy card or your submission of an Internet or telephone vote by 8:00 a.m. (Eastern) on June 17, 2022. If your vote by proxy card, Internet or telephone is not received by 8:00 a.m. (Eastern) on June 17, 2022, the plan shares credited to your 401(k) account will be voted in the same proportions as the proxy votes which were timely and properly submitted by other plan participants. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +